UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
CAMBIUM LEARNING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Cambium Learning Group, Inc.
1800 Valley View Lane, Suite 400
Dallas, Texas 75234
(214) 932-9500

Dear Stockholder:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders of Cambium Learning Group, Inc. (the “Company”) on Tuesday, May 25, 2010, at 9:00 a.m. (Eastern Time), at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020.

At this year’s meeting, you will be asked to vote on the election of three Class I directors, the approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan and the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Attached you will find a notice of meeting and proxy statement that contain additional information about these proposals and the meeting itself, including different methods you can use to vote your proxy, including the telephone and Internet.

We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend in person, I encourage you to vote your shares to ensure your representation at the meeting and the presence of a quorum. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors of the Company, I would like to express our appreciation for your continued support of Cambium Learning Group, Inc.

Sincerely,

/s/  Scott J. Troeller

Scott J. Troeller
Chairman of the Board

CAMBIUM LEARNING GROUP, INC.
1800 Valley View Lane, Suite 400
Dallas, Texas 75234
(214) 932-9500

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2010

To the Stockholders of Cambium Learning Group, Inc.:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Cambium Learning Group, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at the offices of Lowenstein Sandler PC, located at 1251 Avenue of the Americas, New York, New York 10020, on May 25, 2010, at 9:00 a.m., Eastern Time, for the following purposes, which are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1. To elect three Class I directors to each serve for a three-year term that expires at the 2013 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

2. To approve the Cambium Learning Group, Inc. 2009 Equity Incentive Plan;

3. To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, and check-in will begin at 8:30 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on April 1, 2010, the date fixed by our Board of Directors as the record date for the meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to most of our stockholders, instead of a paper copy of this Proxy Statement and our 2009 Annual Report, with instructions on how to access our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card, over the Internet. The notice will also contain instructions on how a stockholder can receive a paper copy of our proxy materials.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 1800 Valley View Lane, Suite 400, Dallas, Texas 75234.

By Order of the Board of Directors,

/s/  Todd W. Buchardt

Todd W. Buchardt
Secretary and General Counsel

Dallas, Texas
April 15, 2010

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AS OF APRIL 1, 2010, ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR, IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING AND YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

Page

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING
Why am I receiving these proxy materials?	2
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	2
What is the purpose of the meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	3
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	3
What items of business will be voted on at the meeting?	3
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	4
How can I vote my shares in person at the meeting?	4
Can I change my vote?	5
Is my vote confidential?	5
What vote is required to approve each item and how are votes counted?	5
What is a “broker non-vote”?	6
How are “broker non-votes” counted?	6
How are abstentions counted?	6
What happens if additional matters are presented at the meeting?	6
Who will count the votes and who will serve as inspector of election at the meeting?	7
What should I do in the event that I receive more than one Notice or printed set of proxy/voting materials?	7
Who is soliciting my vote and who will bear the costs of this solicitation?	7
Where can I find the voting results of the meeting?	7
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	7
EXPLANATORY NOTE	9
SECURITIES OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management	9
Section 16(a) Beneficial Ownership Reporting Compliance	11
CORPORATE GOVERNANCE AND BOARD MATTERS
Board Structure	12
Director Independence	12
Board Leadership Structure	12
Risk Oversight	12
“Controlled Company Status”	12
Committees of the Board	13
Meetings Attended by Directors	13
Director Nomination Process	13
Director Compensation	14

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CAMBIUM LEARNING GROUP, INC.
1800 Valley View Lane, Suite 400
Dallas, Texas 75234
(214) 932-9500

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2010

This Proxy Statement is furnished by the Board of Directors of Cambium Learning Group, Inc., a Delaware corporation, in connection with the Company’s solicitation of proxies for use at our 2010 Annual Meeting of Stockholders to be held on Tuesday, May 25, 2010, beginning at 9:00 a.m., Eastern Time, at the offices of Lowenstein Sandler PC, located at 1251 Avenue of the Americas, New York, New York 10020, and at any postponements or adjournments thereof. This Proxy Statement contains important information regarding the Annual Meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

As used in this Proxy Statement:  the terms “we,” “our,” “us” and the “Company” each refer to Cambium Learning Group, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2010; and the term “Annual Meeting” means our 2010 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about April 15, 2010, to all stockholders of record at the close of business on April 1, 2010, the date fixed by the Board as the record date for the Annual Meeting (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date (which was April 1, 2010). As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

We have chosen to send the Notice to stockholders, instead of automatically sending a full set of printed copies to all stockholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

What is the purpose of the meeting?	At our Annual Meeting, stockholders of record on the Record Date will vote upon the items of business outlined in the notice of meeting (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of the Record Date or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance to the Annual Meeting. The meeting will begin promptly at 9:00 a.m., Eastern Time. Check-in will begin at 8:30 a.m., Eastern Time.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, trustee or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting, and at any postponements or adjournments thereof.

As of the Record Date, 43,864,676 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter to be considered at the meeting. Accordingly, there are a maximum of 43,864,676 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of our common stock representing at least 21,932,339 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the Annual Meeting are as follows:

1. the election of three nominees to serve as Class I directors on our Board;

2. the approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan; and

3. the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

These proposals are described more fully in this Proxy Statement. We are not aware of any other business to be presented at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares “FOR” each of the director nominees, “FOR” the approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan, and “FOR” the ratification of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. Accordingly, these proxy materials will be furnished directly to you by the Company, via the Internet, as described in the Notice, or by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners. If your shares are held by a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials, as applicable, has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the 2010 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy without attending the meeting:

By Internet — Stockholders who received a Notice may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the Notice or the proxy card. You will need to have the three digit company number and the eleven digit control number that appears on your Notice or proxy card available when voting by telephone.

By Mail — Stockholders who requested and have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction and mailing it in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as may be necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The three director nominees receiving the highest number of affirmative “FOR” votes at the meeting (that is, who receive a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan. For the approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST” this proposal.

Ratification of Whitley Penn LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010. For the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, the affirmative

“FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST” this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan, and “FOR” ratification of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any postponements or adjournments of the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the three proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Bradley C. Almond, our Chief Financial Officer, and Todd W. Buchardt, our General Counsel, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will count the votes and who will serve as inspector of election at the meeting?	We expect that a representative of Wells Fargo Shareowner Services, our transfer agent, will tabulate the votes, and that our General Counsel will act as inspector of election at the meeting.

What should I do in the event that I receive more than one Notice or printed set of proxy/voting materials?	You may receive more than one Notice or printed set of proxy solicitation materials, (including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards). For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement. In addition to providing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2011, the written proposal must be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 calendar days before the first anniversary of this Annual Meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead not earlier than 120 days before such annual meeting and not later than (x) the 90th day prior to such meeting or (y) the 10th day following the date that we publicly announce the date of the annual meeting. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

Secretary Cambium Learning Group, Inc. 1800 Valley View Lane, Suite 400 Dallas, Texas 75234

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth below. In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. In order to nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our bylaws, which require that the notice be delivered to our Secretary not less than 90 days nor more than 120 calendar days before the first anniversary of this Annual Meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of director candidate proposals in our proxy statement is instead not earlier than 120 days before such annual meeting and not later than (x) the 90th day prior to such meeting or (y) the 10th day following the date that we publicly announce the date of the annual meeting. Such director candidate proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a director candidate proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Director candidate proposals should be addressed to:

Secretary Cambium Learning Group, Inc. 1800 Valley View Lane, Suite 400 Dallas, Texas 75234

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices listed above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

EXPLANATORY NOTE

The Company was incorporated in Delaware in 2009 in connection with the transactions contemplated by that certain Agreement and Plan of Mergers, dated as of June 20, 2009 (the “Merger Agreement”), by and among the Company, Voyager Learning Company, a Delaware corporation (“Voyager”), Vowel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Vowel Merger Sub”), VSS-Cambium Holdings II Corp., a Delaware corporation (“Cambium Holdings”), Consonant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Consonant Merger Sub”), and Vowel Representative, LLC, a Delaware limited liability company, as Stockholders’ Representative. On December 9, 2009, the transactions contemplated by the Merger Agreement were completed, pursuant to which Vowel Merger Sub was merged with and into Voyager, and Consonant Merger Sub was merged with and into Cambium Holdings, with each of Voyager and Cambium Holdings surviving their respective mergers and continuing as wholly owned subsidiaries of the Company (together, the “Mergers”).

SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date (which is April 1, 2010), by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our executive officers named in the “Summary Compensation Table” on page 29 of this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2010 (the Record Date) through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group).

The number and percentage of shares beneficially owned is computed on the basis of 43,864,676 shares of our common stock outstanding as of the Record Date. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act since the beginning of the prior fiscal year.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cambium Learning Group, Inc., 1800 Valley View Lane, Suite 400, Dallas, Texas 75234.

	Number of
	Shares of Common	Percentage of
	Stock Beneficially	Shares of Common
Name and Address of Beneficial Owner	Owned	Stock Outstanding(1)

5% Stockholders:
VSS-Cambium Holdings III, LLC	32,364,858(2)	62.4%
c/o Veronis Suhler Stevenson 350 Park Avenue New York, New York 10022
Foxhill Capital Partners, LLC	2,888,838(3)	6.6%
502 Carnegie Center, Suite 104 Princeton, New Jersey 08540
William E. Oberndorf	2,246,719(4)	5.1%
c/o SPO Partners & Co. 591 Redwood Highway, Suite 3215 Mill Valley, California 94941
Directors and Executive Officers:
Scott J. Troeller	32,364,858(5)	62.4%
c/o Veronis Suhler Stevenson 350 Park Avenue New York, New York 10022
Thomas Kalinske	—	—
Harold O. Levy	—	—
Frederick J. Schwab	1,848	*
Jeffrey T. Stevenson	32,364,858(5)	62.4%
c/o Veronis Suhler Stevenson 350 Park Avenue New York, New York 10022
Richard J. Surratt	5,786	*
Neil Weiner	2,894,838(6)	6.6%
c/o Foxhill Capital Partners, LLC 502 Carnegie Center, Suite 104 Princeton, New Jersey 08540
Ronald Klausner	123,535(7)	*
David F. Cappellucci	71,506(8)	*
Bradley C. Almond	3,171	*
John Campbell	2,704	*
Todd W. Buchardt	3,681	*
All directors and executive officers as a group (14 individuals)	35,471,927(9)	68.1%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 43,864,676 shares of common stock of the Company outstanding as of April 1, 2010 (the Record Date for the Annual Meeting).

(2)	VSS-Cambium Holdings III, LLC, a Delaware limited liability company (“V-C Holdings III”), filed a Schedule 13D with the SEC on December 18, 2009. According to the Schedule 13D, V-C Holdings III beneficially owned 32,364,858 shares of our common stock, with sole voting and dispositive power over these 32,364,858 shares. These shares are comprised of: (i) 20,491,870 shares of common stock received by

V-C Holdings III, as the sole stockholder of Cambium Holdings immediately prior to the Mergers, pursuant to the terms of the Merger Agreement; (ii) 3,846,154 shares of common stock purchased by V-C Holdings III in exchange for a $25 million cash contribution to the Company immediately prior to the Mergers; (iii) 526,834 shares of common stock underlying a common stock warrant (the “Warrant”) issued to V-C Holdings III pursuant to the terms of the Merger Agreement; and (iv) a maximum of 7,500,000 shares of common stock subject to subscription rights (the “Subscription Rights”) granted to V-C Holdings III pursuant to the terms of a stockholders agreement entered into in connection with the Mergers.

(3)	Foxhill Capital Partners, LLC, a Delaware limited liability company (“Foxhill”), and certain of its affiliates, Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, Ltd., Foxhill Capital (GP), LLC, and Neil Weiner, filed a Schedule 13G with the SEC on December 22, 2009. According to the Schedule 13D, Foxhill and its affiliates beneficially owned 2,888,838 shares of our common stock, with shared voting and dispositive power over these 2,888,838 shares.

(4)	William E. Oberndorf and certain affiliates of Mr. Oberndorf filed a Schedule 13G with the SEC on December 18, 2009. According to the Schedule 13G, Mr. Oberndorf may be deemed to beneficially own 2,246,719 shares of our common stock, with sole voting and dispositive power over 14,080 shares and shared voting and dispositive power over 2,232,638 shares. Mr. Oberndorf is one of four controlling persons of SPO Advisory Corp., and through relationships with SPO Advisory Corp., SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., Mr. Oberndorf may be deemed to share investment and voting control with respect 1,966,400 shares of our common stock. He also may be deemed to beneficially own, through his control of family trusts and foundations, 266,239 shares of our common stock. Mr. Oberndorf beneficially owns 12,800 shares of our common stock solely in his capacity as the sole general partner of Oberndorf Family Partners and 1,280 shares are owned by Mr. Oberndorf solely in his capacity as trustee for the account of his children.

(5)	By virtue of their positions within Veronis Suhler Stevenson (“VSS”) and by virtue of VSS’ equity interest in V-C Holdings III, Messrs. Stevenson and Troeller each may be deemed to share investment and voting control with respect to the 32,364,858 shares of our common stock owned by V-C Holdings III. See Note (2) above.

(6)	This number consists of (i) 6,000 restricted shares of our common stock beneficially owned by Mr. Weiner and (ii) 2,888,838 shares of our common stock owned by the Foxhill entities (see Note (3) above). By virtue of his position within Foxhill, Mr. Weiner may be deemed to share investment control with respect to the 2,888,838 shares of our common stock beneficially owned by the Foxhill entities.

(7)	This number includes options to purchase 89,383 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of April 1, 2010.

(8)	This number represents options to purchase 71,506 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of April 1, 2010.

(9)	This number includes (i) options to purchase an aggregate of 160,889 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of April 1, 2010; (ii) an aggregate of 32,364,858 shares of common stock that may be deemed to be beneficially owned by each of Messrs. Stevenson and Troeller, including 526,834 shares issuable upon exercise of the Warrant and 7,500,000 shares that are subject to the Subscription Rights; and (iii) an aggregate of 2,894,838 shares of common stock that may be deemed to be beneficially owned by Mr. Weiner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial owners of more than 10% of our registered equity securities to file reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or any written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that these persons complied with all applicable Section 16(a) filing requirements during our fiscal year ended December 31, 2009.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Structure

Our Board currently consists of nine directors. The Company’s directors are David F. Cappellucci, Thomas Kalinske, Ronald Klausner, Harold O. Levy, Frederick J. Schwab, Jeffrey T. Stevenson, Richard J. Surratt, Scott J. Troeller and Neil Weiner. Our directors are divided into three classes — Class I, Class II and Class III — with three directors in each class. The directors in each class serve for staggered three-year terms. Messrs. Cappellucci, Levy and Kalinske are Class I directors whose terms will expire at our 2010 Annual Meeting of Stockholders. Messrs. Weiner, Schwab and Troeller are Class II directors whose terms will expire at our 2011 Annual Meeting of Stockholders. Messrs. Klausner, Stevenson and Surratt are Class III directors whose terms will expire at our 2012 Annual Meeting of Stockholders.

Director Independence

Our Board has determined that each of Thomas Kalinske, Harold O. Levy, Frederick J. Schwab and Neil Weiner satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“NASDAQ”) and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Since the Company is a “controlled company” (as defined in NASDAQ Rule 5615(c)(2)), it is not required to have a majority of the Board comprised of independent directors. See “Controlled Company Status” below for additional information.

Board Leadership Structure

Scott J. Troeller serves as the Chairman of our Board and Ronald Klausner serves as our Chief Executive Officer. We believe the separation of offices is beneficial because a separate Chairman (i) is able to provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, and (iii) allows the Chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. As Mr. Troeller has significant experience with companies engaged in the media, communications and information industries, he is particularly well suited to serve as Chairman.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company. The Board believes that this approach, supported by the separation of our senior leadership, provides appropriate checks and balances against undue risk-taking.

“Controlled Company” Status

The Company is a “controlled company” as defined in NASDAQ Rule 5615(c)(2) because VSS-Cambium Holdings III, LLC, an entity controlled by Veronis Suhler Stevenson (“VSS”), holds more than 50% of the Company’s voting power. As a “controlled company,” the Company is not required to have a majority of its Board comprised of independent directors, a compensation committee comprised solely of independent directors or a nominating committee comprised solely of independent directors.

Committees of the Board

Overview.  Our Board has one standing committee: the Audit Committee. The Board may, from time to time, establish other committees to facilitate the management of the Company or for any other functions it may deem necessary or appropriate. The Board may also create various ad hoc committees for special purposes. Committee membership will be decided by the Board members. The membership during the last fiscal year and the function of the Audit Committee is described below.

Audit Committee.  The current members of the Audit Committee are Neil Weiner, Chairman, Thomas Kalinske and Frederick J. Schwab, each of whom is an independent director meeting the requirements of applicable SEC and NASDAQ rules. Prior to the election of Mr. Kalinske to the Audit Committee on February 26, 2010, Scott J. Troeller was a member of the Audit Committee. Although Mr. Troeller is not an independent director under NASDAQ rules or the independence criteria of the SEC, Mr. Troeller was permitted to serve as a member of the Audit Committee for a period not to exceed one year in accordance with the phase-in provisions set forth in NASDAQ Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) under the Exchange Act.

As noted, the Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Our Board has determined that Frederick J. Schwab continues to qualify as an “audit committee financial expert,” as defined in SEC rules.

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. The Audit Committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require the Company to pay for such expenditures. The Audit Committee has a written charter, which was adopted by our Board in December, 2009, a copy of which can be found on our website at www.cambiumlearning.com. The information on our website is not a part of this Proxy Statement. A copy of the charter of the Audit Committee is also attached as Annex B to this Proxy Statement. The report of the Audit Committee appears on page 17 of this Proxy Statement.

Director Attendance at Board and Committee Meetings

During the period from December 8, 2009 (the effective date of the mergers of Voyager and Cambium Holdings), the Board held no meetings of the Board or the Audit Committee during the remaining 23 days of the fiscal year ended December 31, 2009.

Director Attendance at Stockholders Meetings

We do not maintain a formal policy regarding director attendance at our annual stockholders meetings. The directors of the Company are encouraged to attend the Company’s annual stockholders meetings, and we expect that, absent compelling circumstances, our directors will attend our annual stockholders meetings in person or by telephone.

Director Nomination Process

Nominations.  Our Board does not currently have a nominating committee or other committee performing a similar function, nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership by the full Board and the stockholders. Since over 50% of our voting power is controlled by VSS-Cambium Holdings III, LLC, we are considered a “controlled company” under NASDAQ Rule 5615(c)(2) and are not required to have a nominating committee or a majority of our independent members recommend qualified nominees for consideration by the Board. The Board as a whole performs the functions that would typically be performed by a nominating committee.

Our Board believes that it is appropriate for us to not have a nominating committee because in light of VSS-Cambium Holdings III, LLC’s control of more than 50% of our voting power, it does not believe that a nominating committee would serve a meaningful purpose and, accordingly, the Board does not have a nominating committee charter. Additionally, under the terms of our amended and restated certificate of incorporation and a stockholders agreement entered into in connection with the Mergers to which we are a party, for so long as VSS-Cambium Holdings III, LLC and its affiliates own at least 50% of our outstanding common stock, they have the right to nominate five directors to the Board and until the expiration date (as defined in such stockholders agreement), Vowel Representative, LLC, has the right to nominate four directors to the Board. Pursuant to the terms of the stockholders agreement, VSS-Cambium Holdings III, LLC has agreed to vote or act by written consent to elect the directors designated by Vowel Representative, LLC, which is the representative of the former Voyager stockholders under the Merger Agreement, until the applicable expiration date, but in no event later than December 8, 2012.

Director Qualifications.  While our Board has not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our code of business conduct and ethics. While our Board has not formalized specific minimum qualifications they believe must be met by a candidate in order for such candidate to be recommended by the Board, the Board believes that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (iv) meet other requirements as may be required by applicable rules, such as independence, financial literacy or financial expertise with respect to Audit Committee members.

Stockholder Nominations and Recommendations.  As described above in the “Question and Answer” section of this Proxy Statement under the question “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, our Board may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 1800 Valley View Lane, Suite 400, Dallas, Texas 75234: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and the Company within the last three years, evidence of ownership of our common stock by the recommending stockholder and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

Identifying and Evaluating Director Nominees.  Typically, new candidates for nomination to the Board are suggested by VSS-Cambium Holdings III, LLC, Vowel Representative, LLC, our directors or our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons. The Board carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper. The Board will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Board considers many factors, including, without limitation, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Board evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the directors using the same criteria as other candidates.

Director Compensation

The directors of the Company were not entitled to receive any compensation from the Company prior to completion of the Mergers, and the Company did not make any payments to its directors during the period from December 8, 2009, the closing date of the Mergers, through December 31, 2009. Thus, the Company did not make any compensation payments to any of its directors during 2009.

Frederick J. Schwab, a director of the Company who previously served as a non-employee director of Voyager prior to completion of the Mergers, received aggregate compensation from Voyager in the amount of $71,000 during the period from January 1, 2009, through December 8, 2009. These fees consisted of compensation for

Mr. Schwab’s services as a director of Voyager and a member of the audit committee and the compensation committee of the Voyager board of directors. Jeffrey T. Stevenson and Scott J. Troeller, directors of the Company who previously served as directors of Cambium Holdings prior to completion of the Mergers, were not compensated by Cambium Holdings or its affiliates for performing that service.

Our current Board compensation program is as follows:

Non-Employee Directors.  A “Non-Employee Director” is any director who is neither an employee of the Company or any subsidiary of the Company, nor an Affiliated Director (as defined below). Each Non-Employee Director is entitled to (i) an annual retainer of $35,000, payable in cash (pro-rated for partial year service); and (ii) an annual restricted stock award valued at approximately $30,000, initially consisting of 6,000 restricted shares of the Company’s common stock. The restrictions on the common stock award will lapse on the one year-anniversary of the grant date or upon a change in control of the Company. The common stock awards will be made under, and will be subject to, the Company’s 2009 Equity Incentive Plan. The number of shares subject to subsequent annual awards, or awards for Non-Employee Directors who join the Board during a calendar year, will be based on a $30,000 valuation (pro-rated for partial years), using the then-current stock price. For fiscal year 2010, Non-Employee Directors were given the option to receive an amount of cash equal to $30,000 in lieu of the restricted common stock award.

Affiliated Directors.  “Affiliated Directors” are directors who are employed by VSS. Each Affiliated Director is entitled to an annual retainer of $65,000, payable in cash (pro-rated for partial year service), in lieu of any annual equity compensation. The compensation payable to Affiliated Directors is required to be paid directly to VSS and not to the Affiliated Directors.

Employee Directors.  An “Employee Director” is any director who is a current officer or employee of the Company or any subsidiary of the Company. Employee Directors do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings.

In addition to any other applicable compensation payable under the director compensation program outlined above, so long as the Chairman of the Board is an Affiliated Director, he or she will be entitled to an annual retainer of $70,000, payable in cash (pro-rated for partial year service). Also, members of the Audit Committee of the Board are entitled to receive an additional annual cash retainer of $7,000, and the Chairman of the Audit Committee is entitled to receive an additional annual cash retainer of $10,000.

Code of Ethics and Code of Conduct

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code of Conduct”) and our Code of Ethics for Senior Financial Officers (the “Code of Ethics”) reflect our values and the business practices and principles of behavior that support this commitment. The Code of Ethics is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, and the Code of Conduct is intended to satisfy the NASDAQ listing standards requirement for a “code of conduct.” Both the Code of Ethics and the Code of Conduct are available on our website at www.cambiumlearning.com. We will post any amendment to the Code of Ethics or the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website. The information on our website is not a part of this Proxy Statement. Each of the Code of Ethics and the Code of Conduct also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: Cambium Learning Group, Inc., 1800 Valley View Lane, Suite 400, Dallas, Texas 75234, Attention: Secretary.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee or other board committee performing equivalent functions. No interlocking relationship exists between any executive officer or director and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Review of Related Person Transactions

Our Board’s policy, as set forth in the Audit Committee’s charter, is that all transactions with related persons, as contemplated by Item 404(a) of Regulation S-K of the SEC’s rules and regulations, are subject to review and approval by our Audit Committee.

Transactions with Related Persons

Messrs. Stevenson and Troeller, directors of the Company, are both partners of VSS. Funds managed by VSS own a majority of the equity interests in the Company.

Cambium Learning, Inc. (“CLI”), which became an indirect, wholly owned subsidiary of the Company following completion of the Mergers, previously entered into a management services agreement with VSS, effective on April 12, 2007. Under the term of that agreement, VSS provided CLI with the following services:

•	advice in connection with the negotiation of agreements, contracts, documents, and instruments necessary to provide CLI with financing from banks on terms and conditions satisfactory to CLI; and

•	financial, managerial, and operational advice in connection with CLI’s day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of CLI.

Pursuant to the management services agreement, CLI paid VSS an annual monitoring fee of $200,000, plus out-of-pocket expenses, payable semi-annually in arrears, in exchange for these services. The management services agreement was terminated at the effective time of the Mergers in December, 2009, and VSS ceased to be compensated under such agreement at that time.

VSS-Cambium Holdings, LLC, an indirect, wholly owned subsidiary of the Company, paid to an affiliate of VSS a fee of $3,200,000 in connection with VSS-Cambium Holdings, LLC’s purchase of CLI in 2007, together with $146,491 of reimbursed expenses. VSS-Cambium Holdings, LLC was also obligated to pay to a VSS affiliate certain fees in the event that additional equity or debt financings were completed by VSS-Cambium Holdings, LLC. Contemporaneous with the closing of the Mergers in December, 2009, that fee agreement was replaced by a consulting fee agreement between the Company and VSS, entitling VSS to the following fees:

•	a fee equal to 1% of the gross proceeds of any debt or equity financing by the Company; and

•	a fee equal to 1% of the enterprise value of any entities acquired or disposed of by the Company.

These obligations will remain in effect until the earlier of the date on which VSS-Cambium Holdings III, LLC or funds managed by VSS cease to beneficially own at least 10% of the outstanding common stock of the Company or, unless the Company’s Audit Committee renews the consulting fee agreement, January 1, 2015.

An affiliate of VSS was entitled to a fee in the amount of $3,000,000 from the Company upon completion of the Mergers in consideration of providing advisory services with respect to the Mergers. This fee is payable in two installments: $1,000,000 in cash was paid at closing of the Mergers, and the balance became payable when CLI’s ratio of total outstanding debt to adjusted EBITDA dropped below 3.0:1, which was achieved with the Company’s calculation for the year ended December 31, 2009, submitted to the debt holder in March, 2010. The remaining balance is expected to be paid in 2010. Three-quarters of this remaining balance will be allocated pro rata among VSS and certain of the members of VSS-Cambium Holdings III, LLC, the Company’s majority stockholder. For purposes of determining when this fee is to be paid, adjusted EBITDA is calculated in the same manner as that measure is calculated under CLI’s senior unsecured credit agreement.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member, including any non-management member of the Board, may do so by writing to the attention of the Board or to the particular Board member and mailing the correspondence to: Attention: Board of Directors (or name of Board member(s)), c/o Secretary, Cambium Learning Group, Inc., 1800 Valley View Lane, Suite 400, Dallas, Texas 75234. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of the NASDAQ Global Market. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

The Audit Committee monitors the Company’s external audit process, including the scope, fees, auditor independence matters and the extent to which the Company’s independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Audit Committee members are not all professional accountants or auditors, and their function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Whitley Penn LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements. Beginning with the fiscal year ending December 31, 2010, Whitley Penn LLP also will be required to issue an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee provides oversight, advice, counsel and direction to management and the independent registered public accounting firm on matters for which it is responsible based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2009, and met with both management and Whitley Penn LLP to discuss those financial statements and Whitley Penn LLP’s related opinion. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Whitley Penn LLP the matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has also received and reviewed the written disclosures and the letter from Whitley Penn LLP required by applicable requirements of the PCAOB regarding Whitley Penn LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 to be filed with the SEC.

Members of the Audit Committee:

Neil Weiner, Chairman
Thomas Kalinske
Frederick J. Schwab

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Nominees

The Board has nominated David F. Cappellucci, Harold O. Levy and Thomas Kalinske for re-election as Class I directors. If re-elected to the Board, Messrs. Cappellucci, Levy and Kalinske would each hold office as a Class I director until our Annual Meeting of Stockholders to be held in 2013 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Cappellucci, Levy and Kalinske has consented to be named as a nominee and, if elected, to serve as a director.

If any of the nominees named above is unable or unwilling to serve as a director, your proxy will be voted for such other person or persons as the Board may recommend. We do not anticipate that such an event will occur.

Information About the Nominees

David F. Cappellucci.  David F. Cappellucci has served as a director of the Company since December, 2009. Mr. Cappellucci has served as President of the Company since December, 2009, and has 24 years of experience in the education industry. Prior to that, Mr. Cappellucci served as the Chief Executive Officer of Cambium Learning, Inc., or CLI, since April, 2007. Before co-founding CLI in December of 2002, Mr. Cappellucci spent 13 years with Houghton Mifflin Company, where he served in a variety of senior management positions, overseeing strategy, mergers and acquisitions, planning and operations at both the corporate level and within a number of business units, including the K-12 School Publishing Group and the Educational and Business Software Divisions. In 2000, Mr. Cappellucci co-founded Classwell Learning Group, an education company formed within the Houghton Mifflin organization. Through 2002, Mr. Cappellucci served as President and Chief Executive Officer of Classwell Learning Group, which was described as the “best new brand in the education market” by a major industry magazine in 2002. From 1992 to 1997, Mr. Cappellucci served as Senior Vice President of Elementary Education for Simon & Schuster. Prior to that, Mr. Cappellucci was Vice President of Finance, Planning and Operations for Houghton Mifflin’s K-12 school and assessment businesses.

Harold O. Levy.  Harold O. Levy has served as a director of the Company since January, 2010. Mr. Levy is currently the managing director at Palm Venture, LLC, a position he has held since January, 2010, concentrating on investments in education, regulated industries and allied fields. Prior to that, he was the Managing Director and Special Counsel at Plainfield Asset Management from April, 2007, until December, 2009. He previously served as Executive Vice President and General Counsel at Kaplan, Inc., from November, 2002 to March, 2007, where he was a member of the Executive Team of Kaplan University and founded Kaplan University’s online School of Education. Mr. Levy is also a former New York City Schools Chancellor; he created accountability metrics, started the Teaching Fellows Program for career changers and significantly improved reading and math scores including, in 2002, the largest ever one-year gain in math scores.

Thomas Kalinske.  Thomas Kalinske has served as a director of the Company and a member of the Audit Committee of the Board since February, 2010. Mr. Kalinske is the Executive Chairman of Moonshoot, an online business teaching English to non-English speaking children in Asia. In addition to his role at Moonshoot, Mr. Kalinske also serves as Vice Chairman of the board of Leapfrog Enterprises Inc. Mr. Kalinske’s history with Leapfrog dates back to September 1997, where he first served as CEO until June, 2006, and was the Chairman of the board of directors until February, 2004. Prior to that, he served as the CEO of Knowledge Universe, Sega of America, Matchbox, Inc. and Mattel, Inc. Mr. Kalinske has also served on the board of directors of Blackboard, Inc., a University and K-12 enterprise software applications company since April, 2007. He also serves on the board of directors of Kidzui, a safe children’s Internet search and education site, the board of directors of Genyous Omnitura, a cancer drug development company, the National Board of Advisors of the University Of Arizona School Of Business, and is an Emeritus member of the University Of Wisconsin School Of Business Advisors.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE THREE NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

Information About the Directors and Executive Officers of the Company

The table below sets forth the names and ages of the current directors, including the nominees, and the executive officers of the Company, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)

DIRECTOR NOMINEES — CLASS I DIRECTORS (WHOSE TERMS EXPIRE IN 2010):
David F. Cappellucci	53	President and Director Nominee
Harold O. Levy	57	Director Nominee
Thomas Kalinske	65	Director Nominee
CONTINUING DIRECTORS — CLASS II DIRECTORS (WHOSE TERMS EXPIRE IN 2011):
Scott J. Troeller	41	Chairman of the Board
Frederick J. Schwab	71	Director
Neil Weiner	49	Director
CONTINUING DIRECTORS — CLASS III DIRECTORS (WHOSE TERMS EXPIRE IN 2012):
Ronald Klausner	57	Chief Executive Officer and Director
Jeffrey T. Stevenson	49	Director
Richard J. Surratt	49	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Bradley C. Almond	43	Chief Financial Officer
Barbara A. Benson	39	Controller and Principal Accounting Officer
Todd W. Buchardt	50	Senior Vice President, General Counsel and Secretary
John Campbell	49	Senior Vice President and President, Cambium Learning Technologies
George A. Logue	59	Executive Vice President and President, Sopris

Director Nominees — Class I

Information regarding the background and experience of David F. Cappellucci, Harold O. Levy and Thomas Kalinske, the Class I directors, is set forth above under the caption “Information About the Nominees.”

Continuing Directors — Class II

Scott J. Troeller.  Scott J. Troeller serves as a Class II director whose term will expire in 2011 and the Chairman of the Board. Mr. Troeller also served as a member of the Audit Committee of the Board until February, 2010. Mr. Troeller has served as a director of the Company since its formation. Mr. Troeller is a Partner of VSS, a position he has held since 2005, and a managing member of the general partner of three VSS funds: VS&A Communications Partners III, L.P. (“VS&A III”); VSS Communications Partners IV, L.P. (“VSS IV”); and VSS Mezzanine Partners (“VSS MP”). From 1996 to 1998, Mr. Troeller was a Director of VSS and was a Managing Director of VSS from 1998 until 2000. He became a General Partner of VS&A III in 2001. Mr. Troeller is actively involved in substantially all aspects of VSS’ activities, including new business development, financial and transaction structuring, portfolio management and monitoring, fund raising and operations of the firm. Mr. Troeller also is a member of the investment committees of VS&A III, VSS IV and VSS MP. Mr. Troeller has approximately 18 years of private and public equity and debt investment, financing and transactional experience across a broad range of sectors, focusing primarily on media, communications and information industries. Mr. Troeller has played an active role in many of VSS’ investments, completing over 50 platform and add-on investments. He has served or is currently serving on the boards of several current and former portfolio companies.

Frederick J. Schwab.  Frederick J. Schwab serves as a Class II director whose term will expire in 2011 and a member of the Audit Committee of the Board. Mr. Schwab has served as a director of the Company and a member of the Audit Committee of the Board since December, 2009. Mr. Schwab previously served as a member of Voyager’s board of directors since September, 2004. Mr. Schwab was President and Chief Executive Officer of Porsche Cars North America, or PCNA, from 1992 to 2003. He joined PCNA in 1985 as Executive Vice President of Finance & Administration and was appointed Senior Vice President in 1988. Prior to joining PCNA, Mr. Schwab, a certified public accountant, was employed by Fruehauf Corp. and Touche Ross & Company. Currently, Mr. Schwab serves as a director of Boyd Gaming Corporation, where he is chairman of the audit committee and a member of the corporate governance committee of the board of directors.

Neil Weiner.  Neil Weiner serves as a Class II director whose term will expire in 2011 and is the Chairman of the Audit Committee of the Board. Mr. Weiner has served as a director of the Company and Chairman of the Audit Committee of the Board since December, 2009. Mr. Weiner is the founder of Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., and Foxhill Opportunity Offshore Fund, Ltd., and has served as the Senior Managing Member of Foxhill Capital Partners, LLC, the investment manager of the Foxhill funds, since January 2006. Mr. Weiner has over 25 years of investment experience, including the management of hedge fund portfolios for the past 17 years. From June 2000 through March 2005, Mr. Weiner was a Managing Member and co-portfolio manager of Triage Advisors LLC and Triage Management LLC, the investment advisors to Triage Capital Management LP and Triage Offshore Fund Ltd. Prior to joining Triage Capital Management, LLC, Mr. Weiner was a Managing Director and portfolio manager from April 1992 to May 2000 with LibertyView Capital Management, a multi-strategy arbitrage hedge fund group. Prior to his hedge fund experience, Mr. Weiner worked as a sell-side analyst at Solomon Brothers.

Continuing Directors — Class III

Ronald Klausner.  Ronald Klausner serves as a Class III director whose term will expire in 2012. Mr. Klausner has served as a director of the Company since December, 2009. Mr. Klausner serves as Chief Executive Officer of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Klausner previously served as President of Voyager Expanded Learning since October, 2005. Prior to that, Mr. Klausner served as President of ProQuest Information and Learning (a subsidiary of Voyager until it was sold in 2007) from April, 2003 to October, 2005. Mr. Klausner came to Voyager from D&B (formerly known as Dun & Bradstreet), a global business information and technology solutions provider, where he worked for 27 years. He most recently served as D&B’s Senior Vice President, U.S. Sales, leading a segment with more than $900 million in revenue. Previously, Mr. Klausner led global data and operations, and customer service, providing business-to-business, credit, marketing and purchasing information in over 200 countries.

Jeffrey T. Stevenson.  Jeffrey T. Stevenson serves as a Class III director whose term will expire in 2012. Mr. Stevenson has served as a director of the Company since its formation. Mr. Stevenson is the Managing Partner and Co-Chief Executive Officer of VSS, a private equity fund with $2.5 billion of capital under management. Mr. Stevenson joined VSS in 1982, shortly after its formation, and has been the head of its private equity business since its first investment in 1989. VSS manages private equity and mezzanine funds dedicated to companies engaged in the media, communications and information industries. Mr. Stevenson currently serves as a director of substantially all of the private portfolio companies in which VSS has invested and serves on the investment committee for each of VSS’ investment funds.

Richard J. Surratt.  Richard J. Surratt serves as a Class III director whose term will expire in 2012. Mr. Surratt has served as a director of the Company since December, 2009. Prior to completion of the Mergers in December, 2009, Mr. Surratt served as Chief Executive Officer of Voyager, a position he had held since January 2007. Prior to that, Mr. Surratt was Senior Vice President and Chief Financial Officer of Voyager since November 2005. From 1999 to 2005, Mr. Surratt was Executive Vice President and Chief Financial Officer of Independence Air, where he was responsible for accounting, treasury, legal, financial planning and information systems activities. Prior to that, Mr. Surratt held various financial and management positions with Mobil Corporation between 1991 and 1999.

Executive Officers

Bradley C. Almond.  Bradley C. Almond is Senior Vice President and Chief Financial Officer of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Almond previously served as Vice President and Chief Financial Officer of Voyager since January 2009. Mr. Almond joined Voyager in November, 2006, as Chief Financial Officer of the Voyager Expanded Learning operating unit. Before joining Voyager, Mr. Almond was Chief Financial Officer, Treasurer and Vice President of Administration at Zix Corporation, a publicly traded email encryption and e-prescribing service provider located in Dallas, Texas, since 2003. From 1998 to 2003, Mr. Almond worked at Entrust Inc., where he held a variety of management positions, including president of Entrust Japan, general manager of Entrust Asia and Latin America, vice president of finance and vice president of sales and customer operations. Mr. Almond is a licensed Certified Public Accountant.

Barbara A. Benson.  Barbara A. Benson has served as the Company’s Controller and Principal Accounting Officer since March, 2010. Ms. Benson served as Controller of the Company since completion of the Mergers in December, 2009. Prior to that, Ms. Benson served as Controller and Principal Accounting Officer for Voyager since February, 2009. Ms. Benson joined Voyager in March, 2007, as Controller of the Voyager Expanded Learning operating unit. From 2004 until joining Voyager in March, 2007, Ms. Benson held positions at Pegasus Solutions, Inc., a hotel technology provider of reservation, distribution, financial, and representation services, including Controller and Director of Financial Accounting and Reporting. Ms. Benson is a licensed Certified Public Accountant.

John Campbell.  John Campbell serves as a Senior Vice President of the Company and the President of the Cambium Learning Technologies business unit, a position he has held since completion of the Mergers in December, 2009. Mr. Campbell previously served as Chief Operating Officer of Voyager Expanded Learning since January 2004. Before joining Voyager, Mr. Campbell served as Chief Operating Officer and business unit head of a research based reading company (Breakthrough to Literacy) within McGraw-Hill. Prior to joining Breakthrough/McGraw-Hill, he served as Director of Technology for a division of Tribune Education. Additionally, Mr. Campbell has experience as General Manager of a software start-up (Insight) and as Director of Applications and Technical Support for a hardware manufacturer (Commodore International).

David F. Cappellucci.  See narrative description under the caption “Information About the Nominees,” above.

Todd W. Buchardt.  Todd W. Buchardt serves as Senior Vice President, General Counsel and Secretary of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Buchardt previously served as Voyager’s Senior Vice President since November 2002, Vice President since March 2000, and General Counsel and Secretary since 1998. Before joining Voyager, Mr. Buchardt held various legal positions with First Data Corporation from 1986 to 1998.

Ronald Klausner.  See narrative description under the caption “Continuing Directors — Class III,” above.

George A. Logue.  George A. Logue serves as Executive Vice President and the President of Sopris, the Supplemental Solutions business unit of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Logue previously served as the Executive Vice President of Cambium Learning, Inc., or CLI, since June 2003 and has 30 years of education industry experience. Before joining CLI, Mr. Logue spent 18 years in various leadership roles with Houghton Mifflin Company. At Houghton Mifflin, Mr. Logue served as Executive Vice President of the School Division from 1996 to 2003. Prior to serving as Executive Vice President of Houghton Mifflin, Mr. Logue was Vice President for Sales and Marketing from 1994 to 1996.

PROPOSAL TWO — APPROVAL OF THE CAMBIUM LEARNING GROUP, INC.
2009 EQUITY INCENTIVE PLAN

General

On July 31, 2009, in connection with the Mergers, our Board and sole stockholder at the time adopted the Cambium Learning Group, Inc. 2009 Equity Incentive Plan (the “Equity Incentive Plan”).

The general purpose of the Equity Incentive Plan is to provide an incentive to our employees, directors and consultants, including our executive officers and employees and consultants of our subsidiaries, by enabling them to share in the future growth of the Company through the grant or award of a variety of equity incentives that are based on the performance of our common stock. Incentives under the Equity Incentive Plan may be made in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units and/or grants of our common stock. Our Board believes that equity interests promote continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out our long-range plans and securing our growth and financial success. The Equity Incentive Plan is currently the Company’s sole equity incentive plan.

Our Board also believes that the Equity Incentive Plan will advance our interests by enhancing our ability to attract and retain employees, consultants and directors who are in a position to make significant contributions to our success.

Although the Equity Incentive Plan was adopted by the Board and approved by our sole stockholder on July 31, 2009, since that approval occurred before our common stock became publicly traded, further grants of options and other awards under the Equity Incentive Plan to our Named Executive Officers will not be treated as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) unless the Equity Incentive Plan is approved by our stockholders at this the first meeting of stockholders following the date on which our common stock became publicly traded.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that the compensation exceeds $1 million for a covered employee. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with regulations issued by the U.S. Department of Treasury under Code Section 162(m), compensation attributable to stock options or stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by stockholders; (iii) the award is granted by a committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Subject to approval of this proposal, other forms of awards under the Equity Incentive Plan may also qualify as performance-based compensation for purposes of Section 162(m) of the Code.

If the Equity Incentive Plan is not approved by our stockholders at this meeting, the Equity Incentive Plan will continue in effect in accordance with its terms, but grants of stock options and other awards under the Equity Incentive Plan will not be treated as performance-based compensation for purposes of Section 162(m) of the Code.

Description of the Equity Incentive Plan

The following description of the principal terms of the Equity Incentive Plan is a summary and is qualified in its entirety by the full text of the Equity Incentive Plan, which is attached as Annex A to this Proxy Statement.

Administration.  In general, the Equity Incentive Plan is administered by the Board. However, if and to the extent that the Board determines it to be desirable to qualify awards granted under the Equity Incentive Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Board will appoint a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder to administer the Equity Incentive Plan. Our Board or such committee may grant options to purchase shares of our common stock as well as stock appreciation rights, restricted stock units and restricted or unrestricted shares of our common stock. The Board or the committee also has authority to determine the terms and conditions of each option or other kind of equity award and adopt, amend and rescind rules and regulations for the administration of the Equity Incentive Plan. No options, stock appreciation rights or other awards may be made under the Equity Incentive Plan after December 8, 2019, but the Equity Incentive Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the Equity Incentive Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the Equity Incentive Plan are those employees, consultants and directors of the Company and its subsidiaries who, in the opinion of the Board or the committee, are in a position to contribute to our success.

Shares Subject to the Equity Incentive Plan.  Subject to the adjustments set forth in the Equity Incentive Plan, the aggregate number of shares of common stock available for issuance in connection with options and awards granted under the Equity Incentive Plan will be 5,000,000 (of which 200,000 shares relate to stock appreciation rights that were granted by Voyager prior to our merger with Voyager and which were converted into stock appreciation rights (“Conversion Rights”) under the Equity Incentive Plan in connection with the completion of the Mergers). The number of shares reserved for issuance under the Equity Incentive Plan is subject to customary adjustments for stock splits, stock dividends or similar transactions. If any option or stock appreciation right granted under the Equity Incentive Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited will be available for future grants under the Equity Incentive Plan. No employee, consultant or director may receive options relating to more than 750,000 shares of our common stock in the aggregate in any fiscal year; and no employee, consultant or director may receive stock appreciation rights relating to more than 350,000 shares of our common stock in the aggregate in any fiscal year.

Terms and Conditions of Options.  Options granted under the Equity Incentive Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code, provided, however, that incentive stock options may be granted only to employees. The board or the committee will determine the exercise price of options granted under the Equity Incentive Plan. The exercise price of incentive stock options, however, must be at least equal to the fair market value per share of our common stock (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder) issuable at the time the incentive option is granted. No option may be exercisable more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options granted under the Equity Incentive Plan will be exercisable at such time or times as the board or committee prescribes at the time of grant.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Board or the committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Board or committee may permit the holder of a nonstatutory stock option to transfer to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Equity Incentive Plan and the applicable option. Unless otherwise determined by the Board or the committee, options that are exercisable at the time of the recipient’s termination of service with us will continue to be exercisable for a period of 90 days following the recipient’s termination (but in no event later than the expiration of the term of such option).

Stock Appreciation Rights.  A stock appreciation right may be granted by the Board or the committee either alone or in tandem with other options or awards under the Equity Incentive Plan. A stock appreciation right will relate to a number of shares of our common stock as the Board or the committee determines at the time of grant. Each stock appreciation right will have an exercise period determined by the Board or the committee. Upon exercise of a stock appreciation right, the holder will receive a number of shares of our common stock equal to (i) the number of shares for which the stock appreciation right is exercised multiplied by the appreciation in the fair market value of a share of our common stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of common stock on the date that the stock appreciation right is exercised.

Terms and Conditions of Stock Awards.  The Board or the committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant or director. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to restrictions on transfer to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the board or the committee as a condition of vesting are not achieved. Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. If the recipient of a restricted stock award terminates service with us before the restrictions have lapsed with respect to all shares, the shares for which the restrictions have not lapsed will be forfeited or returned to us. Unless otherwise determined by the board or the committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are grants of shares of our common stock that are not subject to forfeiture. The recipient of a restricted stock unit award will be entitled to receive a number of our shares of common stock that is equal to the number of units granted if and when the units vest. Vesting conditions may be based on the recipient’s continued service to the Company or upon achievement of performance goals established by the Board or the committee.

To the extent that the Board or the committee grants stock awards that are subject to the satisfaction of performance goals specified by the Board or the committee (“performance awards”), the Board or the committee will establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Board or the committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Board or the committee. The Board or the committee may also increase or decrease a stock award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. The Board or the committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance- based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, or to an individual recipient, or to a department, unit, division or function within the Company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of Certain Corporate Transactions.  In the event of a “change in control” of the Company (as defined in the Equity Incentive Plan), the Board may take one or more of the following actions: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option or right; (d) cancel any award of restricted stock or restricted stock units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Board deems necessary or appropriate.

Amendment; Termination.  The Board may at any time amend or terminate the Equity Incentive Plan. However, any amendment of the Equity Incentive Plan will not be effected without stockholder approval if and to the extent required by law or the requirements of an applicable securities exchange.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other grants under the Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Equity Incentive Plan, nor will our company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time. Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to grants under the Equity Incentive Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, we will require each recipient of an option or other award under the Equity Incentive Plan to pay any federal, state or local taxes required by law to be withheld.

Grants Under the Equity Incentive Plan

Grants under the Equity Incentive Plan are discretionary, and we cannot determine now the number or type of awards to be granted in the future to any particular person or group.

In connection with the Mergers, we granted options to purchase an aggregate of 2,150,000 shares of common stock under the Equity Incentive Plan to designated employees, officers and directors of the Company and its subsidiaries effective as of the closing of the Mergers (these grants are included in the table below). The following table shows the number of options and shares of restricted stock granted to the Company’s Named Executive Officers and certain groups of persons under the Equity Incentive Plan as of April 1, 2010:

	Number of	Number of Shares of
Individual or Group	Options	Restricted Stock

Ronald Klausner, Chief Executive Officer and Director	750,000	—
David F. Cappellucci, President and Director	600,000	—
Bradley C. Almond, Chief Financial Officer	250,000	—
John Campbell, Senior Vice President and President, Cambium Learning Technologies	300,000	—
Todd W. Buchardt, Senior Vice President, General Counsel and Secretary	175,000	—
All current executive officers as a group (7 individuals)	2,365,000	—
All current directors (who are not executive officers) as a group	—	6,000
All employees (who are not executive officers) as a group	1,414,762	—

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE CAMBIUM LEARNING GROUP, INC. 2009 EQUITY INCENTIVE PLAN.

PROPOSAL THREE — RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Whitley Penn LLP as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. Whitley Penn LLP audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2009.

The Board is asking the stockholders to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Although not required by law, by NASDAQ rules or by the Company’s bylaws, the Board is submitting the appointment of Whitley Penn LLP to the stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Whitley Penn LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Audit and Non-Audit Services and Fees of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm.

The Audit Committee understands the need for Whitley Penn LLP, the Company’s independent registered public accounting firm, to maintain objectivity and independence in its audits of the Company’s financial statements. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

During the 23-day period from December 8, 2009 (the effective date of the Mergers of Voyager and Cambium Holdings) through December 31, 2009, Whitley Penn LLP did not bill the Company for any services. Prior to completion of the Mergers, Whitley Penn LLP was engaged as Voyager’s independent registered public accounting firm. In connection with this engagement, Whitley Penn LLP billed Voyager audit fees of $115,000 for the 2009 fiscal year audit and related quarterly review procedures and audit-related fees of $111,000, primarily for SEC filings related to the merger with Cambium Holdings. Whitley Penn LLP did not bill any tax fees or other fees to Voyager during 2009.

In determining the amounts above, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements and internal control over financial reporting included in the annual report on Form 10-K and for the review of a company’s financial statements included in the quarterly reports on Form 10-Q; “audit-related fees” are fees for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” would include services not captured within the other categories.

All of the services provided to Voyager by Whitley Penn LLP described above were approved by the audit committee of the Voyager board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2009 for the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2009. These persons are sometimes referred to elsewhere in this Proxy Statement as our “Named Executive Officers.”

With respect to 2009 compensation reported in the table below, we note that compensation attributable to the period from January 1, 2009 through December 8, 2009 (the closing date of the Mergers) was paid to Ronald Klausner, Bradley C. Almond, John Campbell and Todd W. Buchardt by Voyager or its affiliates, and was paid to David F. Cappellucci by Cambium Holdings or its affiliates. The 2009 compensation for each of the Named Executive Officers that is attributable to the period from December 9, 2009 through December 31, 2009 was or will be paid by the Company or its affiliates.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)

Ronald Klausner	2009	$557,925	$526,333	$—	$934,887	$—	$—	$1,313,233	$3,332,378
Chief Executive Officer
Bradley C. Almond	2009	249,962	—	—	304,482	140,000	—	352,995	1,047,439
Senior Vice President and
Chief Financial Officer
David F. Cappellucci	2009	217,462	250,000	—	730,758	—	—	9,631	1,207,851
President
John Campbell	2009	297,287	—	—	365,379	234,878	—	273,763	1,171,307
Senior Vice President and President, Cambium Learning Technologies
Todd W. Buchardt	2009	316,704	148,328	—	—	—	—	246,657	711,689
Senior Vice President, General Counsel and Secretary

(1)	The amounts reported in this column for each Named Executive Officer reflect aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for awards granted in fiscal year 2009. These are not amounts paid to or realized by the individuals, and no amounts were paid to the individuals in 2009. These values were calculated using the Black-Scholes option-pricing model with the following assumptions: expected stock volatility of 35%; risk free rate of 2.69%; expected years until exercise using the simplified method of 6.25 years; and a dividend yield of 0%. However, pursuant to SEC rules, the amounts above do not reflect any assumption that a portion of the awards will be forfeited. Additional information regarding outstanding stock options held by the Named Executive Officers is set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(2)	See the All Other Compensation Table (and footnotes thereto) for details.

The following table sets forth additional detail regarding the amounts reported under the “All Other Compensation” column of the Summary Compensation Table, above.

ALL OTHER COMPENSATION TABLE

			Cash	Change in
	Life	Company	Awards	Control/	Other Perquisites
	Insurance	Contributions	in lieu of	Retention	and Personal
Name	Premiums	to 401(k)	SERP(1)	Awards	Benefits	Total

Ronald Klausner	$6,160	$7,350	$—	$1,299,723(2)	$—	$1,313,233
Bradley C. Almond	645	7,350	—	345,000(3)	—	352,995
David F. Cappellucci	469	9,162	—	—	—	9,631
John Campbell	913	7,350	—	265,500(4)	—	273,763
Todd W. Buchardt	1,982	7,350	88,997	148,328(5)	—	246,657

(1)	Represents cash that would otherwise have been contributed to the executive’s supplemental executive retirement plan (SERP) benefits account under Voyager’s legacy executive deferred compensation plan, but was distributed directly to the executive as a current cash payment.

(2)	Pursuant to Mr. Klausner’s employment agreement, he is entitled to change in control bonuses due in June, 2010, of $225,573, representing the excess of his guaranteed bonus over his 2009 bonus paid in March, 2010, and $805,612, and a retention bonus of $268,538 payable in December, 2010.

(3)	Represents an acceleration of Mr. Almond’s long term incentive plan award for $145,000 paid at the effective time of the Mergers and a change in control bonus of $200,000 paid in March, 2010.

(4)	Represents a change in control award paid to Mr. Campbell in March, 2010.

(5)	Represents a retention award paid to Mr. Buchardt in December, 2009.

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to our Named Executive Officers in 2009 under the Equity Incentive Plan. Each Named Executive Officer also received an award of non-equity incentive compensation for 2009, and all such awards have been determined and, except with respect to Ronald Klausner, have been paid in full to the Named Executive Officers and all such amounts have been reported under the “Bonus,” “Non-Equity Incentive Plan” and/or “All Other Compensation” columns of the Summary Compensation Table, as applicable. Mr. Klausner is entitled to a total of $751,906 in non-equity incentive compensation for 2009, of which $526,333 already has been paid and the remaining $225,573 will be paid on or about June 8, 2010 (the six-

month anniversary of the effective time of the Mergers). The total amount of non-equity incentive compensation paid or payable to Mr. Klausner is included in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

		All Other	All Other
		Stock	Option
		Awards:	Awards:	Exercise	Grant
		Number of	Number of	or Base	Date Fair
		Shares of	Securities	Price of	Value of
		Stock or	Underlying	Option	Stock and
	Grant	Units	Options	Awards	Option
Name	Date	(#)	(#)	($/Sh)	Awards(1)

Ronald Klausner	12/8/2009	—	200,000(2)	$8.55	$21,440
	12/8/2009		562,500	4.50	748,236
	12/8/2009		187,500	6.50	165,211

Bradley C. Almond	12/8/2009	—	187,500	4.50	249,412
	12/8/2009		62,500	6.50	55,070

David F. Cappellucci	12/8/2009	—	450,000	4.50	598,589
	12/8/2009		150,000	6.50	132,169

John Campbell	12/8/2009	—	225,000	4.50	299,295
	12/8/2009		75,000	6.50	66,084

Todd W. Buchardt(3)	—	—	—	—	—

(1)	The grant date fair values of the options granted to the Named Executive Officers on December 8, 2009, were calculated using the Black-Scholes option-pricing model with the following assumptions: expected stock volatility of 35%; risk free rate of 2.69%; expected years until exercise using the simplified method of 6.25 years; and a dividend yield of 0%. However, pursuant to SEC rules, the amounts above do not reflect any assumption that a portion of the awards will be forfeited.

(2)	This number represents 200,000 stock appreciation rights, or SARs, relating to 200,000 shares of common stock of the Company. These SARs previously related to 200,000 shares of Voyager common stock, but were converted into fully vested SARs of the Company at the effective time of the Mergers. For additional information, please see the description of Mr. Klausner’s employment agreement under the caption “Employment Arrangements,” below.

(3)	Mr. Buchardt was granted options to purchase an aggregate of 175,000 shares of the Company’s common stock on January 27, 2010, after the end of fiscal year 2009, and thus his award is not reflected in the table.

Equity Incentive Awards Outstanding at Fiscal Year End

The following table lists the outstanding stock option awards held by our Named Executive Officers as of December 31, 2009. No awards of restricted stock have been granted to any of our Named Executive Officers as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
			Equity
			Incentive Plan
	Number of	Number of	Awards: Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Ronald Klausner	200,000(1)	—	—	$8.55	4/24/2012
	8,861	553,639	—	4.50	12/8/2019
	2,953	184,547	—	6.50	12/8/2019

Bradley C. Almond	—	187,500	—	4.50	12/8/2019
	—	62,500	—	6.50	12/8/2019

David F. Cappellucci	7,089	442,911	—	4.50	12/8/2019
	2,363	147,637	—	6.50	12/8/2019

John Campbell	—	225,000	—	4.50	12/8/2019
	—	75,000	—	6.50	12/8/2019

Todd W. Buchardt(2)	—	—	—	—	—

(1)	This number represents 200,000 stock appreciation rights, or SARs, relating to 200,000 shares of common stock of the Company. These SARs previously related to 200,000 shares of Voyager common stock, but were converted into fully vested SARs of the Company at the effective time of the Mergers. For additional information, please see the description of Mr. Klausner’s employment agreement under the caption “Employment Arrangements,” below.

(2)	Mr. Buchardt was granted options to purchase an aggregate of 175,000 shares of the Company’s common stock on January 27, 2010, after the end of fiscal year 2009, and thus his award is not reflected in the table. Of Mr. Buchardt’s options, (i) options to purchase 131,250 shares of common stock have a per-share exercise price of $4.50 (the “$4.50 Options”), and (ii) options to purchase 43,750 shares of common stock have a per-share exercise price of $6.50 (the “$6.50 Options”). Both the $4.50 Options and the $6.50 Options vest in equal increments of twenty-five percent (25%) per year beginning on December 8, 2010 and expire on January 27, 2020, ten years from the date of grant.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Employment Agreements

Certain of the Named Executive Officers’ employment agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company or certain of its subsidiaries. See narrative description under the caption “Employment Arrangements” below for additional information.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing employment agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2009 termination or change in control date, and uses the closing price of the Company’s common stock on December 31, 2009 ($3.92). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers. These actual amounts would only be known at the time they become eligible for payment and would only be payable upon the termination of employment or change in control.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL

		Non-Change of Control	Change of Control
		Termination w/o	Termination w/o
		Cause or for Good	Cause or for Good
		Reason	Reason	Death	Disability
Name	Benefit	($)	($)	($)	($)

Ronald Klausner	Severance(1)	537,075	537,075	—	—
	Annual Incentive(2)	526,333	526,333	526,333	526,333
	Change in Control/Retention
	Payments Related to the Mergers(3)	1,299,723	1,299,723	—	—
	Benefit Continuation(5)	19,163	19,163	—	—
	Total	2,382,294	2,382,294	526,333	526,333

Bradley C. Almond	Severance(1)	250,000	250,000	—	—
	Annual Incentive(2)	140,000	140,000	140,000	140,000
	Change in Control Payment Related to the Mergers(4)	200,000	200,000	—	—
	Benefit Continuation(5)	13,581	13,581	—	—
	Total	603,581	603,581	140,000	140,000

David F. Cappellucci	Severance(1)	592,500	592,500	—	—
	Annual Incentive(2)	250,000	250,000	250,000	250,000
	Benefit Continuation(5)	24,459	24,459	—	—
	Total	866,959	866,959	250,000	250,000

John Campbell	Severance(1)	297,287	297,287	—	—
	Annual Incentive(2)	234,878	234,878	234,878	234,878
	Change in Control
	Payment Related to the Mergers(4)	265,500	265,500	—	—
	Benefit Continuation(5)	12,230	12,230	—	—
	Total	809,895	809,895	234,878	234,878

Todd W. Buchardt	Severance(1)	296,656	296,656	—	—
	Annual Incentive(2)	—	—	—	—
	Benefit Continuation(5)	19,095	19,095	—	—
	Total	315,751	315,751	—	—

(1)	Severance is calculated pursuant to the individual’s respective employment agreement as though the event occurred December 31, 2009.

(2)	These amounts assume that the effective date of termination is December 31, 2009, and that the pro-rata payment under the annual incentive is equal to the award paid for the year.

(3)	This amount represents change in control and retention payments to Mr. Klausner in connection with the Mergers completed on December 8, 2009. For additional information, please see the description of Mr. Klausner’s employment agreement under the caption “Employment Arrangements,” below.

(4)	This amount represents the change in control payment to Mr. Almond or Mr. Campbell, as applicable, in connection with the Mergers completed on December 8, 2009. These amounts were paid to Messrs. Almond and Klausner in March, 2010.

(5)	The benefit continuation number is an estimate of the cost of health coverage continuation for the severance period applicable to the particular individual.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2009:

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities	Weighted-Average	Compensation Plans
	to be Issued Upon	Exercise Price of	(Excluding
	Exercise of	Outstanding	Securities
	Outstanding Options,	Options, Warrants	Reflected in Column
Plan Category	Warrants and Rights	and Rights ($)	(a))
	(a)	(b)	(c)
(In thousands, except per-share amounts)

Equity compensation plans approved by security holders	2,256	6.03	2,744
Equity compensation plans not approved by security holders	—	—	—
Total	2,256	6.03	2,744

Employment Arrangements

The Company or its subsidiaries are parties to certain employment agreements or arrangements with the Named Executive Officers listed in the Summary Compensation Table. The following is a summary of the key terms of these employment arrangements with the Named Executive Officers.

Ronald Klausner

Letter agreement.  Mr. Klausner is party to a letter agreement with Voyager, dated April 9, 2009, which agreement was amended on August 13, 2009 by an amendment dated as of August 7, 2009, to, among other things, assign the agreement to the Company at the effective time of the Mergers. We refer to this letter agreement, as amended, as the Klausner Agreement. The Klausner Agreement provides that Mr. Klausner will serve the Company as its Chief Executive Officer and for Mr. Klausner to be nominated for election to the Board for so long as he remains Chief Executive Officer of the Company.

Salary; bonus.  The Klausner Agreement provides for an annual base salary of $557,875; however, solely for purposes of calculating certain bonuses, severance payments and other benefit entitlements, the Klausner Agreement provides for an annual base salary of $537,075, which lower amount we refer to as Mr. Klausner’s base salary. The Klausner Agreement also provides for an annual bonus opportunity with a target payment of 70% of base salary and a maximum payment of 140% of base salary, subject to the attainment of pre-established performance goals.

Payments in connection with the Mergers.  Pursuant to the Klausner Agreement, if Mr. Klausner has not been terminated for cause or resigned other than for good reason on or before June 8, 2010, he will be entitled to receive a 2009 Change in Control Bonus Payment in the amount of $225,573 and a Change in Control Payment in the amount of $805,612. In addition, if Mr. Klausner has not been terminated for cause or resigned other than for good reason on or before December 8, 2010, he will receive a retention bonus in the amount of $268,538.

Employee benefits.  The Klausner Agreement also provides that Mr. Klausner may participate in the Company’s employee benefit plans, executive compensation and executive perquisite arrangements. The Klausner Agreement also provides Mr. Klausner with indemnification with respect to certain “golden parachute” excise taxes under Section 4999 of the Code.

Resignation.  Mr. Klausner has the right to resign from his employment and, so long as (i) he does not resign on or before May 8, 2010 and (ii) he provides the Company with seven months advance notice of any resignation and assists in any replacement search and transitioning his duties to his successor, he will receive, in addition to base salary, a pro rata bonus in respect of the year in which his employment terminates. The pro rata bonus will be calculated based upon the Company’s actual performance as compared to applicable performance targets. If

Mr. Klausner resigns as described in this paragraph, he will not be eligible for any severance benefits as described in the following paragraph.

Severance benefits.  In the event Mr. Klausner’s employment is terminated by the Company without cause, or if he resigns for good reason, he is entitled to certain severance benefits. If such an event occurs prior to December 31, 2010, he would receive a payment equal to the greater of (i) 100% of his base salary or (ii) his target bonus for 2010. If such an event occurs on or after January 1, 2011, he would receive (x) salary continuation payments for a period of one year, and (y) a pro rata bonus for the year in which such termination occurs, but determined based upon the Company’s actual performance as compared to applicable performance targets and paid at the later of the effective date of a release of claims, and the date bonuses for such year are paid to other executives of the Company. In addition, upon such an event, Mr. Klausner would be eligible to receive continued medical, dental and vision benefits on terms similar to those applicable to active employees of the Company for a period of 18 months. As a precondition to his receipt of such benefits, Mr. Klausner is required to deliver a general release of claims to the Company.

Equity compensation.  With respect to Mr. Klausner’s stock appreciation rights, granted as of April 24, 2007, relating to 300,000 shares of Voyager common stock, at the effective time of the Mergers, (i) rights with respect to 200,000 shares were retained by Mr. Klausner and equitably adjusted and converted into rights relating to 200,000 shares of the Company’s common stock, in accordance with the terms of the Merger Agreement, and (ii) rights with respect to 100,000 shares were terminated. In addition, Mr. Klausner was granted options to purchase 750,000 shares of the Company’s common stock under the Equity Incentive Plan at the effective time of the Mergers. These stock options vest ratably daily over a four-year period, subject to earlier vesting upon a change of control of the Company. Seventy-five percent of these options have a per-share exercise price equal to $4.50 and 25% of these options have an exercise price equal to $6.50. Upon Mr. Klausner’s resignation, other than for good reason, or upon his termination for cause, all of his vested and unvested option and equity awards will terminate.

Restrictive covenants.  For a period of 24 months following Mr. Klausner’s termination of employment, he is restricted from (i) soliciting, calling or contracting with certain customers of the Company or its subsidiaries, (ii) participating in the development or support of certain products which compete with, or can be used for the same purposes as, the products of the Company or its subsidiaries, (iii) being engaged by any entity that manufacturers or sells products that compete with the products of the Company or its subsidiaries or (iv) soliciting employees of the Company or its subsidiaries.

David F. Cappellucci

Employment agreement.  Mr. Cappellucci is party to an employment agreement with Cambium Learning, Inc. dated April 12, 2007, which was amended on June 26, 2009, to, among other things, assign it to the Company at the effective time of the Mergers; we refer to this employment agreement, as amended, as the Cappellucci Agreement.

Position.  The Cappellucci Agreement provides that Mr. Cappellucci will serve as the President of the Company; provided that, on or after June 6, 2010, Mr. Cappellucci may elect to transition from President to Vice Chairman of the Company on such amended terms setting forth his role and responsibilities as Vice Chairman as the Company and Mr. Cappellucci may mutually agree upon. If Mr. Cappellucci does not elect this transition, he will remain President of the Company in accordance with the terms of the Cappellucci Agreement. In the event that Mr. Cappellucci elects to transition to the role of Vice Chairman of the Company, the terms of the Cappellucci Agreement, will, subject to further amendment by mutual agreement of the Company and Mr. Cappellucci, continue to govern his role as Vice Chairman of the Company. Pursuant to the Cappellucci Agreement, Mr. Cappellucci will be nominated for election to the Board so long as he holds the position of President or Vice Chairman of the Company. If Mr. Cappellucci elects to serve in the role of Vice Chairman of the Company and an amendment to his agreement governing the terms of such role is not mutually agreed upon prior to September 4, 2010 (in which case his employment with the Company will be terminated as of September 4, 2010), he will be entitled to receive as severance the continuation of the payment of his base salary and health benefits for a period of 12 months and his pro-rated bonus for the applicable calendar year (such 12-month period may be extended for an additional 12-month period if the Company, at its election, extends Mr. Cappellucci’s non-competition period for an additional 12 months).

Salary; bonus.  The Cappellucci Agreement provided that as of the effective time of the Mergers, he would receive an annual base salary of $395,000. The Cappellucci Agreement also provides for an annual bonus opportunity with a target payment of 75% of base salary and a maximum payment of 150% of base salary. The Cappellucci Agreement provided that Mr. Cappellucci’s cash bonus for 2009 equaled $250,000 payable on June 6, 2010 (but not later than the date bonuses for 2009 are paid to other executives).

Payments in connection with the Mergers.  Pursuant to the Cappellucci Agreement, Mr. Cappellucci was not entitled to receive any special payments or other benefits upon the completion of the Mergers.

Employee benefits.  The Cappellucci Agreement provides that Mr. Cappellucci may participate in all benefits generally available to the Company’s other senior executives.

Severance benefits.  In the event Mr. Cappellucci’s employment is terminated by the Company without cause, or if he resigns for good reason, he is entitled to certain severance benefits equal to 150% of his base salary payable over a period of 24 months following the termination of employment and continued medical and dental benefits for a period of 24 months; provided, however, that, at the discretion of the Company, such salary continuation and medical and dental benefits may be extended for an additional six-month period if the Company elects to extend post-termination non-competition and similar covenants by an incremental six-month period (extending such non-competition period from 18 months to 24 months). As a precondition to his receipt of such benefits, Mr. Cappellucci is required to deliver a general release of claims to the Company.

Death or disability.  In the event that Mr. Cappellucci’s employment terminates by reason of his death or disability, he would be entitled to receive his salary and pro-rated bonus through the date of his termination.

Equity compensation.  In connection with the Mergers, Mr. Cappellucci agreed to forfeit his interests in VSS-Cambium Management, LLC, CLI’s former management incentive plan. Mr. Cappellucci was granted options to purchase 600,000 shares of the Company’s common stock under the Equity Incentive Plan. These stock options vest ratably daily over a four-year period, subject to earlier vesting upon a change of control of the Company. Seventy-five percent of these options have a per-share exercise price equal to $4.50 and 25% have an exercise price equal to $6.50. Upon Mr. Cappellucci’s resignation, other than for good reason, or upon his termination for cause, all of his vested and unvested options will terminate.

Restrictive covenants.  For a period of 18 months following Mr. Cappellucci’s termination of employment, he is restricted from (i) being engaged by an entity that is competitive with the business of the Company or its subsidiaries (subject to certain limited exceptions), (ii) soliciting certain customers of the Company or its subsidiaries, or (iii) soliciting certain employees of the Company or its subsidiaries. Such 18-month period may be extended by the Company upon notice to Mr. Cappellucci for an additional six-month period if the Company extends Mr. Cappellucci’s severance benefits for such six-month period.

Bradley C. Almond

Employment Terms.  Mr. Almond is party to an employment terms letter with Voyager, dated June 19, 2009, to, among other things, provide for payments and other benefits in the following circumstances: (i) upon a change in control; (ii) in the event Mr. Almond is terminated by Voyager without cause; (iii) in the event Mr. almond is terminated by Voyager with cause or (iv) in the event Mr. Almond decides to terminate his employment for good reason at any other time. We refer to this employment terms letter as the Almond Agreement.

Acceleration of Long-Term Incentive Plan Awards.  The Almond Agreement provides for a cash Long Term Incentive Plan, or LTIP, award equal to $100,000 payable November 14, 2009 and $45,000 payable November 14, 2010, provided that Mr. Almond does not voluntarily terminate his employment without good reason prior to such payment dates.

Change in Control LTIP Payment.  As a result of the mergers, all outstanding LTIP payment awards accelerated and were paid to Mr. Almond as of the closing of the mergers.

Regular Severance Benefits.  If Mr. Almond is terminated without cause or resigns for good reason at any time he is entitled to (i) salary continuation in an amount equal to the sum of his then current base salary for 12 months; (ii) an amount equal to accrued but unused vacation days; and (iii) until the earlier of (x) 12 months from the date of termination or (y) the date on which Mr. Almond commences other employment which offers benefits substantially similar to, or better than, those provided by Voyager to its active employees, continuation in Voyager’s medical, dental and vision plans.

Change in Control Bonus Payment.  In connection with the Mergers, Mr. Almond was paid a change in control bonus on March 1, 2010 in the amount of $200,000.

John Campbell

Employment Terms.  Mr. Campbell is party to an employment terms letter with Voyager, dated March 3, 2009, to, among other things, provide for (i) enhanced severance benefits and (ii) payments and other benefits upon a change in control. We refer to this employment terms letter as the Campbell Agreement.

Enhanced Severance Benefits.  The Campbell Agreement entitles Mr. Campbell to enhanced severance benefits if he is involuntarily terminated without cause prior to December 31, 2009. Pursuant to, and in accordance with, the Campbell Agreement, the enhanced severance benefit arrangement terminated on January 1, 2010 and was replaced with a severance term of six months.

Change in Control Bonus Payment.  In connection with the Mergers, Mr. Campbell was paid a change in control bonus on March 1, 2010 in the amount of $265,500.

Todd W. Buchardt

Employment Terms.  Mr. Buchardt is party to an employment terms letter with Voyager, dated July 13, 2006 which agreement was amended on May 8, 2009, to, among other things, provide for conditions regarding Mr. Buchardt’s continued employment with Voyager and the compensation relating thereto. We refer to this employment letter as the Buchardt Agreement.

Transition Period.  Pursuant to the terms of the Buchardt Agreement, Mr. Buchardt agrees to remain employed by Voyager from the date of the Buchardt Agreement until the earlier of: (i) the date of Mr. Buchardt’s resignation or (ii) the date that in which Voyager terminates Mr. Buchardt’s employment.

Severance Benefits.  In the event Mr. Buchardt’s employment is terminated by the Company without cause, or if he resigns for good reason, he is entitled to receive the following severance benefits: (i) a lump sum severance payment in an amount equal to 100% of his then current base salary; (ii) continuation in Voyager’s medical, dental and vision plans for a period of 18 months; and (iii) a “gross-up” payment to cover any taxes imposed on the continuation of benefits, if any, including the tax reimbursement itself.

2009 Bonus Payment.  Mr. Buchardt received a lump sum payment equal to the amount of his 2009 target annual bonus on December 31, 2009.

Transition Services Payment.  Mr. Buchardt received a transition services payment in an amount equal to $148,328 on December 31, 2009.

SERP Replacement Payment.  Mr. Buchardt is entitled to a cash payment in lieu of participation in Voyager’s prior supplemental executive retirement plan in an amount equal to 15% of his base salary and management bonus.

280G Payment.  If any “golden parachute” excise taxes are triggered by payments made by Voyager to Mr. Buchardt, a “gross-up” payment will be paid to Mr. Buchardt to make him whole for any federal excise tax imposed on any change in control or severance payments or benefits received by Mr. Buchardt.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The primary objectives of our compensation programs are:

•	that they be fair, objective and consistent across the employee population;

•	that compensation be directly and substantially linked to measurable corporate and individual performance; and

•	that compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

We seek to foster a culture where individual performance is aligned with organizational objectives. We evaluate and reward our executive officers based on the comparable market compensation for their respective positions in the Company and an evaluation of their contributions to the achievement of short- and long-term organizational goals. Executive compensation is reviewed annually, and adjustments are made to reflect performance-based factors and competitive conditions.

The goal of the Company’s executive compensation program is to enhance the Company’s long-term profitability and share value by retaining and, where necessary, attracting experienced and highly skilled management personnel. The Company’s executive compensation program is designed to meet this goal by providing competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, rewarding corporate performance and recognizing individual initiative and achievement.

Compensation Determinations; “Controlled Company” Status

As noted elsewhere in this Proxy Statement, the Company is a “controlled company” as defined in NASDAQ Rule 5615(c)(2) because VSS-Cambium Holdings III, LLC holds more than 50% of the Company’s voting power. As a “controlled company,” the Company among other things, is not required to have a compensation committee comprised solely of independent directors. Thus, compensation determinations are generally made by the Board. On occasion, the Board will meet with members of our management team, including Messrs. Klausner and Cappellucci, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management may make recommendations to the Board on all components of compensation. The Board may consider, but is not bound to accept, management’s recommendations with respect to these matters. The Board has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers and does not delegate any of its compensation functions to others.

Compensation of Directors and Executive Officers

The directors and executive officers of the Company received no compensation from the Company prior to the completion of the Mergers on December 8, 2009. Thus, all compensation paid to the directors and executive officers for the period from January 1, 2009 through and including December 8, 2009 was paid to those officers by Cambium Holdings (or an affiliate thereof) or Voyager, as applicable.

The form and amount of the compensation paid to each of the Company’s directors, executive officers and other managers who had not entered into an employment agreement with the Company prior to the effective date of the Mergers were determined by the Board either prior to, or promptly following completion of, the Mergers.

Compensation Components

The Company’s executive compensation program consists of two principal components: base salary and incentive compensation awards, which may be comprised of cash awards, equity awards or both. In addition, the Company provides limited perquisites and other compensation to the Named Executive Officers, which are described in greater detail below. While the compensation packages for each of the Named Executive Officers contains base salary, incentive compensation and perquisite components, the compensation package for each Named Executive Officer is uniquely designed to retain that Named Executive Officer and to compensate him for his individual performance and, where appropriate, for Company performance as well as to create incentive for future performance. The Board combines the elements of compensation for each of the Named Executive Officers in a manner it believes optimizes that Named Executive Officer’s contribution to the Company. Our Named Executive Officers are also entitled to receive other customary employee benefits.

Our cash compensation goals for our Named Executive Officers are based upon the following principles:

•	Salary should be positioned to reflect each individual’s experience, performance and potential;

•	A significant portion of cash compensation should be “at risk;” and

•	The amount of annual discretionary performance bonuses is based on growth of orders volume, compared with the prior year, and the adjusted EBITDA results.

Base Salary

Base salaries are used to provide a fixed amount of compensation for an executive’s work. Although often initially established in each Named Executive Officer’s respective employment agreement, the salaries of Named Executive Officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities. Increases in base salary are based on an evaluation of the individual’s performance and, once increased to an established specified rate, generally will not be reduced below that specified rate.

In formulating base salary recommendations for the Company’s executive officers for the following year, the Board reviews each executive officer’s current base salary, individual achievements and contributions, the Company’s financial results, competitive market data, and the Board’s expectations for the executive officers for that particular year. The criteria used to establish financial performance targets include, among other things, EBITDA, revenue growth and unlevered free cash flow.

Incentive Compensation Awards

Cash Incentive Awards.  In addition to base salary compensation, the Company’s Named Executive Officers also may be awarded cash bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these Named Executive Officers and are designed to attract and retain qualified individuals and also to encourage them to meet the Company’s desired performance goals. We have an annual discretionary performance bonus program for our Named Executive Officers and other personnel pursuant to which cash payments may be made based on the Company’s performance in the applicable fiscal year. In March, 2010, the Board set the annual target bonus levels as a percentage of base salary for the Named Executive Officers. Target bonuses are calculated based upon a matrix of growth in orders volume and adjusted EBITDA. For example, at 3% orders volume growth and 14% adjusted EBITDA growth, an individual would receive 100% of his or her target bonus. At 7% orders volume growth and 24% adjusted EBITDA growth, an individual would receive 150% of his or her target bonus.

The actual bonus earned by each of our Named Executive Officers in 2009 was equal to approximately 140% of his respective target bonus for Messrs. Klausner and Almond, 227% for Mr. Cappellucci, 132% for Mr. Campbell, and 100% for Mr. Buchardt.

Payments under this bonus program are made annually.

Equity Incentive Awards.  The Company provides long-term executive compensation incentives that may be in the form of stock option awards, stock appreciation rights and/or restricted stock to more closely align the interests of management with the Company’s stockholders. The Board believes that grants of stock option awards, stock appreciation rights and/or restricted stock are an effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Grants of equity incentive awards to the Company’s Named Executive Officers are made pursuant to the Equity Incentive Plan. Stock options are granted under the Equity Incentive Plan at the prevailing market price on the date of grant and are valuable to the Named Executive Officers only if the Company’s common stock appreciates. We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value.

Our equity compensation goals for our Named Executive Officers and other employees are based upon the following principles:

•	Stockholder and executive interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance and/or stockholder value, should be rewarded;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity grants should reflect each individual’s experience, performance and potential and the duties and responsibilities of his or her respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention goals.

The Board granted stock options to certain of the Company’s Named Executive Officers effective as of December 8, 2009, in connection with completion of the Mergers (in the case of Messrs. Klausner, Cappellucci, Almond and Campbell), and on January 27, 2010 (in the case of Mr. Buchardt). At the time these awards were granted, the unvested stock options of each of our Named Executive Officers had exercise prices that were higher than the then-current per-share price of our common stock. Each of these awards was issued for the purpose of retaining the individual recipient and increasing the value of the Company.

Each of the stock option awards described in the preceding paragraph has a vesting commencement date of December 8, 2009, a term of ten years, and, with respect to Messrs. Klausner and Cappellucci, vest on a daily basis ratably over four years, and with respect to Messrs. Almond, Campbell and Buchardt vest in four equal annual installments commencing on December 8, 2010, subject to the option holder continuing to provide services to the Company through each such date.

Perquisites, Benefits and Other Compensation

The Company provides limited perquisites to the Named Executive Officers, which may include life insurance and reimbursement of certain expenses. In addition, as part of the Company’s overall compensation program, Named Executive Officers are entitled to certain other benefits, including 401(k) plan, health, dental and vision insurance, life insurance, short- and long-term disability insurance, and flexible spending accounts. Compensation paid to the Named Executive Officers with respect to perquisites or such other compensation is included in the “All Other Compensation” column of the Summary Compensation Table if required under applicable SEC rules.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

In addition, certain of the Company’s Named Executive Officers are also entitled to post-termination payments and/or payments in the event of a change-in-control of the Company. These benefits are discussed in more detail above under the captions “EXECUTIVE COMPENSATION — Employment Arrangements” and “EXECUTIVE COMPENSATION— Potential Payments Upon Termination or Change in Control.”

In the past, prior to its acquisition by the Company, Voyager had provided a cash payment in lieu of benefits under its previous Supplemental Executive Retirement Plan (“SERP”). However, no further payments of any kind will be made under the SERP program.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/  Todd W. Buchardt

Todd W. Buchardt
Secretary and General Counsel

Dallas, Texas
April 15, 2010

ANNEX A

CAMBIUM LEARNING GROUP, INC.
2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Cambium Learning Group, Inc. 2009 Equity Incentive Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.

2. Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with the referenced person or entity.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Award, a Stock Appreciation Right or the grant of Unrestricted Shares.

“Award Agreement” means an Option Agreement, Stock Award Agreement or Stock Appreciation Right Agreement.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means, unless otherwise specifically defined in an Award Agreement, such Service Provider’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on, or misappropriation of any funds or property of, the Company or any Parent or Subsidiary; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider’s performance of services; or (vi) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company or any Parent or Subsidiary, all as reasonably determined by the Administrator, which determination will be conclusive. Notwithstanding the foregoing, if a Service Provider and the Company (or a Parent or Subsidiary) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

“Change in Control” means the occurrence of one of the following events, at any time subsequent to the Effective Date, and excluding any transaction or event that occurs pursuant to the Merger Agreement:

(a) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of, or consolidation involving, the Company in which the holders of the shares of the Company’s Common Stock immediately prior to the merger own at least a majority of the common stock of the surviving corporation immediately after the merger;

(b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a Parent, Subsidiary or Affiliate;

(c) an approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(d) any action pursuant to which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), corporation or other entity (other than any benefit plan sponsored by any Parent, the Company or any of its Subsidiaries) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities, unless, prior to such person or entity so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control;

(e) the individuals (A) who, as of the Closing Date, constitute the Board (the “Original Directors”) and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock of the Company, $.001 par value per share.

“Company” means Cambium Learning Group, Inc., a Delaware corporation.

“Conversion Options” means Options that are granted to holders of options to purchase common stock of Voyager Learning Company that are converted into Options in accordance with Section 2.5 of the Merger Agreement.

“Conversion Stock Appreciation Rights” means Stock Appreciation Rights that are granted to holders of stock appreciation rights relating to common stock of Voyager Learning Company that are converted into Stock Appreciation Rights in accordance with Section 2.5 of the Merger Agreement.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established securities market (an “Established Market”), including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The

Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing sales price of a Share as quoted on such Established Market for such date (or the most recent trading day preceding such date if there were no trades on such date), using transactions as reported by such Established Market;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on a reasonable application of a reasonable valuation method.

Notwithstanding the foregoing, for purposes of establishing the per share exercise price for Shares to be issued pursuant to the exercise of an Option (other than an Incentive Stock Option) or a Stock Appreciation Right, if the Common Stock is listed on an Established Market, the Administrator may provide that the Fair Market Value of a Share shall be the “average selling price” of a Share during a specified period of one or more days that is within 30 days before or 30 days after the date of grant; provided that the Administrator makes an irrevocable commitment before the beginning of such specified period to grant the Option or Stock Appreciation Right at such average selling price and such commitment identifies the recipient of such Option or Stock Appreciation Right, the number and class of Shares that are subject to such Option or Stock Appreciation Right and the method for determining the exercise price including the period over which the average selling price will occur. For purposes of the foregoing, “average selling price” shall refer to the arithmetic mean of the closing or the high and low prices of a Share, or the average of such closing or high and low prices weighted based on the volume of trading of Shares on each trading day, in any case on all trading days during such specified period and using actual transactions as reported by such Established Market.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Merger Agreement” means that certain Agreement and Plan of Mergers, by and among the Company, Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and the Stockholders’ Representative (as defined therein), dated as of June 20, 2009.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Appreciation Right grant, Stock Award grant or grant of Unrestricted Shares. The Notice of Grant applicable to Stock Options shall be part of the Option Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement, approved by the Administrator, between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 16 of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any person who holds an Award granted or issued pursuant to the Plan.

“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 11 of the Plan.

“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 12 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right granted under Section 14 of the Plan.

“Stock Appreciation Right Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Appreciation Right.

“Stock Award” means an Award of Shares or Restricted Stock pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 16 of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3. Stock Subject to the Plan.  Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 Shares, of which up to 434,510 Shares may relate to Conversion Options and Conversion Stock Appreciation Rights. The Shares may be authorized but unissued, or reacquired, Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of underlying an Award are forfeited, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(iii) Rule 16b-3.  If the Company is subject to Section 16(b), the transactions contemplated hereunder shall (from the date that the Company is first subject to Section 16(b)), be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Award, or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x) to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Appreciation Right shall have declined since the date such Award was granted;

(xi) to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation the advancement of reasonable attorneys’ fees and expenses) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5. Eligibility.  Awards may be granted to Service Providers; provided, however, that Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award. Conversion Options shall be granted to holders of options to purchase common stock of Voyager Learning Company that converted into Options in accordance with Section 2.5 of the Merger Agreement. Conversion Stock Appreciation Rights shall be granted to holders of stock appreciation rights relating to common stock of Voyager Learning Company that converted into Stock Appreciation Rights in accordance with Section 2.5 of the Merger Agreement.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the right of the Company, any Parent or Subsidiary, as applicable, to terminate such relationship at any time, for any reason or no reason.

(c) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares (subject to adjustment in accordance with Section 16 of the Plan).

7. Term of the Plan.  Subject to Section 23 of the Plan, the Plan shall become effective on the Closing Date (as defined in the Merger Agreement) (the “Effective Date”). It shall continue in effect for a term of ten (10) years following the Effective Date unless terminated earlier under Section 19 of the Plan.

8. Term of Options.  The term of each Option shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9. Option Exercise Price; Exercisability.

(a) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share as of the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share as of the date of grant; and provided, further, that Conversion Options shall have an exercise price established in accordance with the Merger Agreement.

(b) Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10. Exercise of Options; Consideration.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise

(in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability or upon a termination of such Optionee’s employment with Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for a period of 90 days following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company, any Parent and any Subsidiary be considered a termination of employment; however, if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Options three months after the date of such cessation.

(c) Disability of an Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one year following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d) Death of an Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one year following the Optionee’s death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e) Termination for Cause.  If a Service Provider’s relationship with the Company is terminated for Cause, then, unless otherwise provided in such Service Provider’s Option Agreement, such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination.

(f) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist any of the following as determined by the Administrator from time to time:

(i) cash;

(ii) check;

(iii) Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, including any net-settlement or broker-assisted cashless exercise program;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a) At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or such certificates are delivered to the Stock Awardee upon his or her request after the restrictions lapse.

(c) Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d) Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or any Parent or Subsidiary or resigns or voluntarily terminates his or her consultancy arrangement or directorship with the Company or any Parent or Subsidiary, or if the Stock Awardee’s employment or the consultant’s consultancy arrangement or directorship is terminated for Cause prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan. If the Stock Awardee’s employment, consultancy arrangement or directorship terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator or set forth in the Stock Award Agreement, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his or her beneficiary or estate, as the case may be.

12. Restricted Stock Units.  The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares, or an amount of cash determined based upon the Fair Market Value of Shares, which may vest over such period of time and/or upon satisfaction of such performance corporate or individual criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of Shares with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company, including, without limitation, any right to vote or receive any dividend or distribution from the Company in connection with, among other things, any stock split, distribution, combination of shares or other similar transaction.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of Shares that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment or his or her consultancy arrangement with the Company or any Parent or Subsidiary terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any Shares in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including by having the Company withhold from the number of Shares otherwise deliverable in connection with an award of Restricted Stock Units, a number of Shares having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13. Unrestricted Shares.  The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a) The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14. Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:

(a) The Administrator may cause the Company to grant Stock Appreciation Rights to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, it is sole discretion, shall determine. Each grant of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement that will specify the exercise price and term of the Stock Appreciation Rights, the conditions of exercise, the expiration date, and such other terms and conditions as the Administrator shall determine, including, without limitation, any corporate or individual performance criteria or objectives.

(b) No Service Provider shall be granted, in any fiscal year of the Company, Stock Appreciation Rights relating to more than 350,000 Shares (subject to adjustment in accordance with Section 16 of the Plan). The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Conversion Stock Appreciation Rights shall have an exercise price and other terms and conditions established in accordance with the Merger Agreement.

(c) Upon the exercise of a Stock Appreciation Right, the Service Provider will be entitled to receive payment from the Company in an amount equal to the product of (A) (x) the Fair Market Value of a Share on the date of exercise minus (y) the exercise price multiplied by (B) the number of Shares with respect to which the Stock Appreciation Right is exercised.

(d) Upon the exercise of a Stock Appreciation Right, the payment to be provided to a Participant pursuant to Section 14(c) above shall be made in the form of cash or Shares of equal Fair Market Value as of the date of exercise, as determined by the Administrator.

15. Non-Transferability.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and an Option or Stock Appreciation Right may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

16. Adjustments Upon Changes in Capitalization, Change in Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number and type of shares covered by each outstanding Award, and the number and type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the exercise price per share of each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award hereunder.

(b) Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. § 1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Change in Control in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation; (v) redeem any

Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; (vi) cancel any Option or Stock Appreciation Right held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Board may cancel that Option or Stock Appreciation Right without any payment of consideration therefore; or (vii) cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.

(c) Additional Requirements.  Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Administrator, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement). By accepting an Award, a Participant agrees to execute such documents and instruments as the Administrator may reasonably require for the Participant to be bound by such obligations. In the event that a Participant fails or refuses to execute such documents and instruments, such Participant’s Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Administrator, be canceled and be of no further force and effect upon the consummation of a Change in Control.

17. Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19. Amendment and Termination of the Plan.  The Board may at any time, in its sole discretion, amend, alter, suspend or terminate the Plan with or without advance notice to Participants and regardless of whether any such action adversely affects or impairs the rights of a Participant with respect to any outstanding Award or future Award; provided, however, that the Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued in respect of any Award hereunder unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the grant of any Award of issuance of any Shares in respect of any Award, the Company may require the person receiving such Award or such Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements, stockholder agreements or other agreements containing restrictive covenants, relating to among other things, non-disclosure, non-solicitation, non-competition and assignment of inventions.

(d) Trading Policy Restrictions.  Transactions relating to Awards shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

24. Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25. Governing Law.  This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.

26. Section 409A; Taxes.  The Company is authorized to withhold from any payment due or benefit provided hereunder the amount of withholding taxes due any federal, state or local authority in respect of such payment or benefit and to take such other action as may be necessary in the opinion of the Administrator to satisfy such tax obligations. The Plan and all Award Agreements are intended to comply with Section 409A of the Code such that no Award hereunder shall be subject to an “additional tax” within the meaning of Section 409A. Notwithstanding the foregoing, in the event that any Participant incurs any tax or penalty under Section 409A of the Code, such liability shall remain solely the responsibility of such Participant.

ANNEX B

CAMBIUM LEARNING GROUP, INC.

AUDIT COMMITTEE CHARTER

ROLE

The Audit Committee (the “Committee”) shall aid the Board of Directors (the “Board”) of Cambium Learning Group, Inc. (the “Company”) in undertaking and fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and reporting practices of the Company. The Committee’s purpose is to independently and objectively oversee: (1) the Company’s accounting and financial reporting processes; (2) the audits of the Company’s financial statements; (3) the qualifications of the public accounting firm engaged as the Company’s independent auditor; (4) the performance of the Company’s internal audit function and independent auditor; (5) the qualitative aspects of financial reporting to stock holders; (6) the Company’s process to manage business and financial risk; and (7) the Company’s compliance with significant applicable legal, ethical and regulatory requirements. The Committee shall also be responsible for appointing, compensating, retaining and overseeing the work of the outside auditors, for resolving disputes between outside auditors and the Company’s management regarding financial reporting issues and for providing support for management’s efforts to enhance the quality of the Company’s controls. In performing its duties, the Committee shall maintain free and open means of communication among the Company’s Board, outside auditors, internal auditors and senior management. The registered public accounting firm engaged for the purposes of preparing or issuing an audit report for inclusion the Company’s annual report on Form 10-K is referred to herein as the “independent auditors.”

The Company shall be responsible for providing the Committee with adequate and appropriate funding, determined by the Committee, in order to compensate any outside auditors and advisors engaged by or employed by the Committee and to cover the ordinary administrative expenses of the Committee.

COMMITTEE MEMBERSHIP

The Committee shall be a committee of the Board and shall consist of at least three directors. Members of the Committee and the Committee’s Chairperson shall be appointed by the Board on an annual basis, generally at the first Board meeting following the Company’s annual stockholders meeting. All Committee members must meet Nasdaq’s independence requirements and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; provided, however, that the Committee may consist of less then three independent directors in accordance with the phase-in provisions set forth in NASDAQ Market Place Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) of the Exchange Act.

Each Committee member must, in the judgment of the Board, be able to read and understand financial statements, including a balance sheet, income statement and cash-flow statement, and otherwise meet the financial sophistication standard established by the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“Nasdaq”). At least one Committee member must, in the Board’s judgment, be an “audit committee financial expert,” as defined by the Nasdaq listing rule and the rules and regulations of the SEC. The existence of such member shall be disclosed in periodic filings as required by the SEC.

The Committee’s Chairperson must have had academic training in accounting or current or past experience in a senior financial position with oversight responsibilities. The Chairperson can serve successive terms in this capacity without limitation. In the absence of the Chairperson, the remaining Committee members may designate a chairperson by majority vote of the Committee.

No Committee member may serve on more than two other audit committees of publicly-traded companies at the same time, unless the Board specifically determines that the member is able to do so without impairing his or her ability to serve effectively on the Committee. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries counts as service on a single audit committee. Further, each prospective Committee member shall carefully evaluate the existing demands on his or her time before accepting appointment or reappointment to the Committee.

The Committee members shall serve for a term of one year. Committee members may serve successive one-year terms without limitation. The resignations or removal of a Committee member from the Board, for whatever reason, automatically shall constitute resignation or removal, as applicable, from the Committee. The Board may remove any Committee member from the Committee at any time, with or without cause. Vacancies occurring on the Committee, for whatever reason, may be filled by the Board.

MEETINGS

The Committee shall meet at such times and from time-to-time as it deems appropriate, but not less than four times each year. The Committee shall ensure that adequate written minutes of its proceedings are kept and filed with the minutes of the meetings of the Board and shall report to the Board at the first Board meeting following each Committee meeting. Committee members shall be furnished with copies of the minutes of each Committee meeting and any action taken by unanimous written consent. The provisions of the Company’s Bylaws that govern the conduct of Board committees shall govern the Committee. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with: (a) any provision of this Charter; (b) any provision of the Bylaws of the Company; or (c) any state or federal securities laws.

The Committee may request its independent auditors, internal auditors, members of management or others to attend meetings and provide pertinent information as necessary to carry out the Committee’s duties and responsibilities. The Committee shall provide management, the independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

A majority of the Committee shall constitute a quorum. The Committee may act by a majority of the members present (in person or by telephone) at a meeting of the Committee.

The Committee should communicate with management, the head of the internal audit department and the independent auditors quarterly to review with them the Company’s financial statements and significant findings based upon the independent auditor’s limited review or audit procedures. Periodically, the Committee shall hold an executive session during which no non-Committee member shall be present.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

As discussed above, the Committee’s function is to aid the Board in undertaking and fulfilling its oversight responsibilities for accurate financial reporting to the public and for financial risk management and assessment. While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits, to prepare the Company’s financial statements, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws, regulations or any internal rules or policies of the Company. These are the responsibility of management and the Company’s independent auditors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee will have direct access to the Company’s independent auditors, as well as the Company’s books, records, facilities and personnel. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee may retain (and terminate) independent counsel, accountants or other consultants or experts, at the Company’s expense, to the extent considered necessary or appropriate by the Committee to assist it in the conduct of any investigation or the performance of its duties.

The duties of the Committee shall include the following:

Financial Statements and Disclosures:

1. Review and discuss with management and the independent auditors the Company’s annual audited and interim financial statements and related footnotes, which shall include a discussion of:

(a) the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be;

(b) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements, prior to the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be; and

(c) such issues as may be brought to the Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 100.

2. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in selection or application of accounting principles. Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Company’s internal controls. Review the programs that the Company has instituted to correct any control deficiencies noted by the head of internal audit in his or her periodic review or the independent auditors in their annual review. Discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls. Also discuss the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

3. In accordance with Section 204 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), require the independent auditors to timely report to the Committee the following items, all of which shall be addressed during the Committee’s discussions with management and the independent auditors held in accordance with paragraphs 1 and 2 above:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

4. Discuss with management and the independent auditors the annual or quarterly review results, as the case may be, and required communications prior to the issuance of any press release containing financial results or earnings and/or the filing of any reports containing such results or earnings with the SEC. Such discussion shall include the use of “pro forma” or “as adjusted” non-GAAP information, as well as financial information and earnings guidance. and the types of presentations to be made).

5. Meet with the independent auditors, in an executive session with no management in attendance, to openly discuss the following:

(a) any difficulties encountered by the independent auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information or any significant disagreements with management;

(b) the quality of the Company’s accounting principles as applied in its financial reporting, including the appropriateness of the accounting principles and financial disclosure practices used or proposed to be used by the Company;

(c) any communications between the audit team and the independent public accounting firm’s national office regarding auditing or accounting issues presented by the engagement and any management or internal control letter issued, or proposed to be issued, by the independent auditor; and

(d) the responsibilities, budget and staffing of the Company’s internal audit function.

6. Periodically review with management, the independent auditors and the internal auditors the Company’s financial reporting processes and controls and procedures to ensure the integrity and adequacy of such reporting processes and controls and procedures, and the assessment thereof.

7. Review with management, the independent auditors, and the head of the internal audit function:

(a) the Company’s annual assessment of the effectiveness of its internal controls and the independent auditors’ attestation;

(b) the adequacy of the Company’s internal controls, including computerized information system controls and security;

(c) any related significant findings and recommendations of the independent auditors and the internal auditors together with management’s responses.

8. Meet with the Company officers responsible for certifying the Company’s financial reports as required under Section 302 of the Sarbanes-Oxley Act and discuss whether such officers are aware of:

(a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data;

(b) any “material weakness” or “significant deficiency” in the design or operation of internal control over financial reporting, and any steps taken to resolve the issue; or

(c) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

9. Based on the Committee’s review and discussions (1) with management and the independent auditors of the audited financial statements and (2) with the independent auditors concerning their independence, the Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

Relationship with Independent auditors:

1. Be solely and directly responsible for the appointment, compensation, retention and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly, and be accountable, to the Committee.

2. Review the independence and performance of the independent auditors, with sole responsibility and authority to pre-approve, to the extent required by applicable law and Nasdaq rules, all audit and non-audit engagements and the related fees and terms with the independent auditors for the ensuing fiscal year; provided, that such non-audit engagements shall not be for any services listed in Section 10A(g) of the Exchange Act (the “prohibited services”). Such pre-approval may be designated, in accordance with applicable law, to one or more designated members of the Committee; provided any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly-scheduled meeting. Require that the independent auditors provide the Committee with confirmations from time-to-time that they are not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Committee. The Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Committee.

3. Oversee the independence of the Company’s independent auditors by, among other things:

(a) reviewing a formal written statement from the independent auditors delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented);

(b) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the independent auditors’ independence;

(c) considering whether, in addition to assuring the regular rotation of the lead audit partner as required by law, there should be a rotation of the Company’s independent auditors; and

(d) approving hiring policies by the Company for hiring employees or former employees of the Company’s independent auditors.

4. Obtain and review a report from the independent auditors at least annually regarding:

(a) the independent auditors’ internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review by the Public Company Accounting Oversight Board, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and

(c) any steps taken to deal with any such issues.

The Committee shall present its conclusions with respect to the independent auditors to the Board.

5. Review and approve the independent auditors’ annual audit plan(s), including the scope and staffing thereof, and meet with the independent auditors prior to each annual audit of the financial statements to discuss with the independent auditors the planning, staffing, locations, reliance upon management and the internal auditors and general audit approach.

6. On an annual basis, obtain confirmation from the independent auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined in the Exchange Act.

7. Set clear policies with respect to the Company’s potential hiring of current or former employees of the independent auditor.

Internal Audit Department:

1. Review the responsibilities, functions, performance, budget, organizational structure and qualifications of the Company’s internal audit department.

2. Review the internal audit department’s risk assessment process used to determine the annual audit plan, and assess whether such risk assessment process is adequate to attain the internal audit objectives, as determined by the Company’s management and approved by the Committee. Approve the annual audit plan and review the status of the plan and any suggested changes to it at least quarterly.

3. Obtain periodic reports prepared by the internal audit department regarding significant deficiencies or material weaknesses in the design or operation of internal controls, management’s action plan to address them and the status of the action plan. Discuss quarterly any significant change in internal controls implemented by management.

Compliance Matters.  On at least an annual basis, meet with the Company’s general counsel or if there is no general counsel, senior corporate counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities.

1. Complete an annual evaluation of the Committee’s performance.

2. Advise the Board about the Committee’s determination whether the Committee consists of three or more members who are financially literate, including at least one member who has financial sophistication and is a financial expert.

3. Review the Company’s guidelines and policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.

4. Review with finance management any significant changes to GAAP policies or standards.

5. At least annually, review and, if appropriate, recommend to the Board for approval revisions to the Company’s Code of Ethics for Senior Financial Officers, the process for communicating the Company’s Code of Business Conduct to the Company’s employees, and the process for monitoring compliance therewith, and obtain regular updates from management, the head of the internal auditing department and the Company’s general counsel or, if there is no general counsel, senior corporate counsel, regarding compliance matters.

6. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

7. Review and approve all related party transactions that would be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act (or any successor provision).

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee may, from time-to-time, determine.

REPORTING TO STOCKHOLDERS

The Committee shall prepare the Committee report required by Item 407 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

The proxy statement shall either include the full text of this Charter at least once every three years and after any significant modification is approved by the Board, or disclose annually where the full text of this Charter can be found on the Company’s website.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE OF
THIS PROXY CARD.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors to serve for a three-year term expiring at the 2013 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified:	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

01 David F. Cappellucci 02 Harold O. Levy 03 Thomas Kalinske
ò Please fold here – Do not separate ò
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain

3. Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Date

Please keep signature(s) in the box.

Please sign exactly as your name(s) appears on this proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy.

CAMBIUM LEARNING GROUP, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 25, 2010
9:00 a.m. (Eastern Time)
Offices of Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020

Cambium Learning Group, Inc. 1800 Valley View Lane, Suite 400 Dallas, Texas 75234	PROXY

This proxy is solicited by the Board of Directors of Cambium Learning Group, Inc. for use at the 2010 Annual Meeting of Stockholders on May 25, 2010.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3 described on the reverse side.
By signing the proxy, you revoke all prior proxies and appoint Bradley C. Almond and Todd W. Buchardt, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting, including any motion to adjourn the meeting, and any adjournments or postponements of the meeting.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE	MAIL
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Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m.	postage-paid envelope provided.
May 24, 2010.	(CT) on May 24, 2010.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.